PRICING SUPPLEMENT No. VLS ETN-3/A54† To the Prospectus Supplement dated June 18, 2020 and Prospectus dated June 18, 2020	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 June 18, 2020

Issued by Credit Suisse AG

22,258,500± VelocitySharesTM 3x Long Natural Gas ETNs linked to the S&P GSCI® Natural Gas Index ER due February 9, 2032* (the “3x Long Natural Gas ETNs”)

3,682,800± VelocitySharesTM 3x Inverse Natural Gas ETNs linked to the S&P GSCI® Natural Gas Index ER due February 9, 2032* (the “3x Inverse Natural Gas ETNs”)

ETNs	Leverage Amount	ETN Type	Exchange Ticker	Bloomberg Indicative Value Ticker	CUSIP	ISIN
3x Long Natural Gas ETNs	3	“Leveraged Long”	UGAZ	UGAZIV	22539T183	US22539T1833
3x Inverse Natural Gas ETNs	-3	“Leveraged Inverse”	DGAZ	DGAZIV	22542D282	US22542D282

This pricing supplement relates to two separate exchange traded notes. As the context requires, we use the term “ETN” to refer (a) generally to the (i) Leveraged Long ETNs and/or (ii) Leveraged Inverse ETNs or (b) to a single (i) Leveraged Long ETN and/or (ii) Leveraged Inverse ETN and we use the term “ETNs” to refer collectively to the (i) Leveraged Long ETNs and/or (ii) Leveraged Inverse ETNs. We have listed the ETNs on the NYSE Arca under the exchange ticker symbols as also set forth in the table above. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. We have not and do not intend to list the ETNs on any other exchange.

The ETNs are senior medium-term notes of Credit Suisse AG. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). Any further issuances of the ETNs will have the same CUSIP number as, and will trade interchangeably with, the respective previously issued ETN upon settlement. Any further issuances and sales will increase the outstanding number of the applicable ETNs. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not intended to be “buy and hold” investments. Instead, the ETNs are intended to be daily trading tools for traders and similarly sophisticated investors to express short-term market views and manage daily trading risks. The ETNs are designed to achieve their stated investment objectives on a daily basis. The performance of the ETNs over different periods of time can differ significantly from their stated daily objectives. The ETNs are considerably riskier than securities that have intermediate or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day. Investors should actively and frequently monitor their investments in the ETNs on a daily or intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. If you hold the ETNs for more than one day, it is possible that you will suffer significant losses in the ETNs even if the performance of the Index (as defined below) over the time you hold the ETNs is positive, in the case of the 3x Long Natural Gas ETNs, or negative, in the case of the 3x Inverse Natural Gas ETNs. Accordingly, the ETNs should be purchased only by sophisticated investors who understand the Index and the consequences of investing in the ETNs that are designed to provide exposure to three times (3x) or negative three times (-3x), as applicable, the daily performance of the Index.

The ETNs do not provide direct exposure to the spot prices of natural gas. Because the Index is composed of natural gas commodities futures contracts and does not track the spot price of natural gas, the Index and, in turn, the ETNs can be expected to perform very differently from such spot price.

Investing in the ETNs involves significant risks. See “Risk Factors” beginning on page PS-19 of this pricing supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse Securities (USA) LLC (“CSSU”), an affiliate of ours, is the agent for this offering. CSSU may offer and sell the ETNs from time to time as principal to investors and to dealers at a price based on the Indicative Value at the time of sale. At any time we price the sale of the ETNs after the date hereof, we expect to receive proceeds equal to 100% of the Indicative Value of such ETNs at such time, less any commissions paid to CSSU or any other agent. Dealers may in turn offer and sell ETNs to investors at prevailing market prices or at negotiated prices at the time of sale. For any ETN we issue to CSSU on or after the date hereof, CSSU is expected to charge a creation fee of up to approximately 0.15% times the Closing Indicative Value of such ETNs on the date on which we price such ETNs; provided, however, that CSSU may from time to time increase or decrease the creation fee. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member, may receive all or a portion of the Daily Investor Fee described below. In addition, CSSU will charge investors a redemption charge of 0.05% times the applicable Closing Indicative Value on the Early Redemption Valuation Date of any ETNs that are redeemed at the investor’s option. CSSU and its affiliates may also profit from hedging activity related to these offerings, even if the value of the ETNs declines. See “Supplemental Plan of Distribution (Conflicts of Interest)” herein for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

June 18, 2020

†This amended and restated pricing supplement amends, restates and supersedes Pricing Supplement No. VLS ETN-3/A53 dated May 20, 2020 (together with any previous supplements or amendments) in its entirety. We refer to this amended and restated pricing supplement as the “pricing supplement.”

± Reflects the number of ETNs offered hereby. As of June 10, 2020, there were issued and outstanding the following:

•	40,104,310 3x Long Natural Gas ETNs ($25,065,193,750,000 in stated principal amount).

•	380,418 3x Inverse Natural Gas ETNs ($1,902,090,000 in stated principal amount).

No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area.

General

•	The ETNs track the daily performance of the S&P GSCI® Natural Gas Index ER (as applicable to the relevant ETN, the “Index,”), as reflected by their Indicative Value, calculated as set forth below.

•	The ETNs are senior medium-term notes of Credit Suisse AG, acting through its Nassau Branch, maturing February 9, 2032 (the “Maturity Date”) unless the maturity of any ETNs is extended at our option, as described below. Any Valuation Date, the Maturity Date, any Early Redemption Date and the Acceleration Date are subject to postponement as described herein under “Specific Terms of the ETNs—Market Disruption Events.” No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.

•	The initial issuance of the ETNs priced on February 7, 2012 (the “Inception Date”) and settled on February 10, 2012 (the “Initial Settlement Date”).

•	The ETNs are designed for investors who seek leveraged long or leveraged inverse exposure, as applicable, to the Index (as defined below). The ETNs do not guarantee any return of principal and do not pay any interest during their term. For each ETN, investors will receive a cash payment at maturity, upon early redemption or upon acceleration by us that will be linked to the performance of the Index, plus a Daily Accrual and less a Daily Investor Fee (each as defined herein). Investors should be willing to forgo interest payments and, if the Index declines or increases, as applicable, be willing to lose up to 100% of their investment, even within a single day. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

•	The ETNs are designed to reflect a leveraged long or leveraged inverse exposure, as applicable, to the performance of the Index on a daily basis. The returns of the Leveraged Long ETNs and Leveraged Inverse ETNs over different periods of time can, and most likely will, differ significantly from three times the return on a direct, non-resetting long and inverse, respectively, investment in the Index. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. Investors should actively and frequently monitor their investments in the ETNs on a daily or intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. You could lose your entire investment within a single day.

•	The exchange ticker, denominations and stated principal amount per ETN are set forth below. The ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the most recent Intraday Indicative Value or the Closing Indicative Value of the ETNs. For additional information, see “Description of the ETNs — Split or Reverse Split of the ETNs” herein.

ETNs	Exchange Ticker	Denomination and Stated Principal Amount per ETN
3x Long Natural Gas ETNs	UGAZ	$625,000
3x Inverse Natural Gas ETNs	DGAZ	$5,000

Additional ETNs may be issued and sold from time to time through CSSU and one or more dealers at a price that is higher or lower than the applicable stated principal amount of such ETN, based on the Indicative Value of such ETN at that time.

If there is a substantial demand for the ETNs, we may issue and sell additional ETNs to CSSU, and CSSU may sell such ETNs to investors and dealers, frequently. However, we and CSSU are under no obligation to issue or sell additional ETNs at any time, and if we and CSSU do issue and sell additional ETNs, we or CSSU may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the Indicative Value of the ETNs. Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time), in which case investors will receive a cash payment in an amount equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or at a discount to, their Indicative Value. For more information, see “Risk Factors ––The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” herein.

Any limitation or suspension on the issuance of the ETNs will not affect the early redemption rights of holders as described herein or other ETNs issued by us.

Janus Distributors LLC, doing business as Janus Henderson Distributors (“JHD”), will receive all or a portion of the Daily Investor Fee in consideration for its role in marketing and placing the ETNs under the “VelocitySharesTM” brand. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

This pricing supplement provides specific terms and conditions in connection with the issuance of the ETNs. Prospective investors should read this pricing supplement together with the accompanying prospectus supplement and prospectus for a description of the specific terms and conditions of the ETNs. This pricing supplement amends and supersedes the accompanying prospectus supplement and prospectus to the extent that the information provided in this pricing supplement is different from the terms set forth in the prospectus supplement or the prospectus.

We may from time to time purchase any outstanding ETNs in the open market, in connection with early redemptions or in other transactions, and we may use this pricing supplement together with the accompanying prospectus supplement and prospectus in connection with resales of some or all of the purchased ETNs in the secondary market.

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch.
Index:

The return on the ETNs will be based on the performance of the Index during the term for such ETNs. The ETNs track the daily performance of the S&P GSCI® Natural Gas Index ER (the “Index”), as reflected by their Indicative Value, calculated as set forth below. The S&P GSCI® Natural Gas Index ER is composed entirely of natural gas futures contracts and is calculated according to the methodology of the S&P GSCI® Index (the “S&P GSCI”). The fluctuations in the value of the Index are intended generally to correlate with changes in the prices of natural gas in global markets. The Index is determined, composed and calculated by S&P Dow Jones Indices LLC (“S&P” or the “Index Sponsor”). S&P calculates the level of the Index on each S&P GSCI business day and publishes the level on the Bloomberg page specified in the table below. The Index, and any successor Index, is subject to the policies of the Index Sponsor and is subject to its discretion, including with respect to the implementation of, and changes to, the rules governing its methodology. The Index, or any successor index or substitute index to such Index, may be modified, replaced or adjusted from time to time, as determined by the Calculation Agents (defined below) as set forth below. See “The Index” in this pricing supplement for further information on the Index.

ETNs	Underlying Index	Underlying Index Ticker
3x Long Natural Gas ETNs 3x Inverse Natural Gas ETNs	S&P GSCI® Natural Gas Index ER	SPGSNGP

For information relating to splits and reverse splits, see “Description of the ETNs — Split or Reverse Split of the ETNs” herein.

The Calculation Agents may modify, replace or adjust the Index under certain circumstances even if the Index Sponsor continues to publish the Index without modification, replacement or adjustment. See “Risk Factors—The Calculation Agents may modify the Index” and “Specific Terms of the ETNs—Discontinuation or Modification of an Index” in this pricing supplement for further information.

Payment at Maturity:

If the ETNs have not been previously redeemed or accelerated, on the Maturity Date you will receive a cash payment equal to the applicable Closing Indicative Value on the Final Valuation Date (the “Final Indicative Value”), as calculated by the Calculation Agents. We refer to the amount of such payment as the “Maturity Redemption Amount.” Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

Closing Indicative Value:

The Closing Indicative Value for each ETN on the Inception Date was $50 (the “Initial Indicative Value”). The Closing Indicative Value of each ETN on each calendar day following the Inception Date will be equal to (1)(a) the Closing Indicative Value for such ETN on the immediately preceding calendar day times (b) the Daily ETN Performance for such ETN on such calendar day minus (2) the Daily Investor Fee for such ETN on such calendar day. The Closing Indicative Value for each ETN is calculated based on the daily settlement prices of the futures contracts included in the Index, which are typically determined between approximately 2:28 p.m. and 2:30 p.m., New York City time. Although the daily settlement prices of the futures contracts included in the Index are typically determined as of a time between approximately 2:28 p.m. and 2:30 p.m., New York City time, there is typically a time lag in the publication of the daily settlement price, and, therefore, the closing level of the Index (which is based on the daily settlement price) is typically not published until approximately 3:30 p.m., New York City time. See “Risk Factors— The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value.” The trading price of any ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists” in this pricing supplement.

The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value equals zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs.”

If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance for such Index Business Day using an appropriate closing level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. In addition, if a Market Disruption Event occurs or is continuing, the calculation of the Daily Index Performance will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event has occurred or is continuing. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

Janus Index & Calculation Services LLC, renamed Janus Henderson Indices LLC as of January 1, 2019 (“JHI”), formerly VelocityShares Index & Calculation Services, a division of VelocityShares, LLC, or its agent is responsible for computing and disseminating the Closing Indicative Value.

On June 10, 2020, the closing price and the Closing Indicative Value of each ETN was:

ETNs	Closing Price	Closing Indicative Value
3x Long Natural Gas ETNs	$13.3500 (exchange ticker UGAZ)	$13.1732 (Bloomberg Indicative Value Ticker UGAZIV)
3x Inverse Natural Gas ETNs	$309.4800 (exchange ticker DGAZ)	$312.5896 (Bloomberg Indicative Value Ticker DGAZIV)

If the ETNs undergo any subsequent splits or reverse splits, the Closing Indicative Value will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). JHI or its agent is responsible for computing and disseminating the Closing Indicative Value.

The Closing Indicative Value of the ETNs on any Index Business Day is based on the closing level of the Index on that Index Business Day. The closing level of the Index on each Index Business Day is determined based on the daily settlement price of NYMEX natural gas futures contracts and the trading volume of the ICE Henry Hub Natural Gas Cleared Swap on such Index Business Day. Although the daily settlement prices of the futures contracts included in the Index are typically determined as of a time between approximately 2:28 p.m. and 2:30 p.m., New York City time, there is typically a time lag in the publication of the daily settlement price, and, therefore, the closing level of the Index (which is based on the daily settlement price) is typically not published until approximately 3:30 p.m., New York City time. See “Risk Factors— The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value.”

Indicative Value:	The Indicative Value of each ETN is the Intraday Indicative Value or the Closing Indicative Value of such ETN, as applicable.
Daily ETN Performance:	The Daily ETN Performance of the ETNs on any Index Business Day will equal (1) one plus (2) the Daily Accrual for such ETNs on such Index Business Day plus (3) the product of (a) the Daily Index Performance for such ETNs on such Index Business Day times (b) the Leverage Amount. The Daily ETN Performance is deemed to be one on any day that is not an Index Business Day.
Daily Accrual:

The Daily Accrual represents the rate of interest that could be earned on a notional capital reinvestment at the three-month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA (or any successor ticker on Bloomberg or any successor service). The Daily Accrual for the ETNs on any Index Business Day will equal:

Where Tbillst-1 is the three-month U.S. treasury rate reported on Bloomberg on the prior Index Business Day and d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination. The Daily Accrual is deemed to be equal to zero on any day that is not an Index Business Day.

Daily Index Performance:

The Daily Index Performance on any Index Business Day will equal (1)(a) the closing level of the Index on such Index Business Day divided by (b) the closing level of the Index on the immediately preceding Index Business Day minus (2) one. If a Market Disruption Event occurs or is continuing on any Index Business Day with respect to the ETNs, the calculation of the Daily Index Performance will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event is continuing. If a Market Disruption Event occurs or is continuing on any Index Business Day (the “date of determination”) or if a Market Disruption Event occurred or was continuing on the Index Business Day immediately preceding the date of determination, then the Daily Index Performance on the date of determination will equal (1)(a) the closing level of the Index on the date of determination minus (b) the closing level of the Index on the Index Business Day immediately preceding the date of determination divided by (2)(a) the closing level of the Index on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount times (ii)(A) the closing level of the Index on the Index Business Day immediately preceding the date of determination minus (B) the closing level of the Index on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.

If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance for such ETNs on such Index Business Day using an appropriate closing level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. The Daily Index Performance is deemed to equal zero on any day that is not an Index Business Day.

Leverage Amount:	The Leverage Amount for the ETNs is as follows:
3x Long Natural Gas ETNs:	3
3x Inverse Natural Gas ETNs:	-3
Daily Investor Fee:

For each ETN, the Daily Investor Fee on any Index Business Day will equal the product of (1) the Closing Indicative Value for such ETNs on the immediately preceding Index Business Day times (2)(a) the Investor Fee Factor for such ETNs times (b) 1/365 times (c) d, where d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination. The Daily Investor Fee is deemed to be equal to zero on any day that is not an Index Business Day.

The Daily Investor Fee reduces the daily return of each ETN. If the level of the Index decreases or does not increase sufficiently in the case of the Leveraged Long ETNs or if it increases or does not decrease sufficiently in the case of the Leveraged Inverse ETNs (in each case in addition to the Daily Accrual) to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less than your investment at maturity or upon early redemption or acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors — Even if the closing level of the Index on the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of the ETNs) exceeds, in the case of the Leveraged Long ETNs, or is less than, in the case of the Leveraged Inverse ETNs, the initial closing level of the Index on the date of your investment, you may receive less than the amount of your investment in the ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.
Investor Fee Factor:	The Investor Fee Factor for each ETN is as follows:
3x Long Natural Gas ETNs:	1.65%
3x Inverse Natural Gas ETNs:	1.65%

Intraday Indicative Value:

The “Intraday Indicative Value” of the ETNs is designed to approximate the economic value of such ETNs at a given time. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the closing level of the Index, the calculation is based on the most recent intraday level of the Index at the particular time. Typically, the Intraday Indicative Value of the ETNs will be calculated every 15 seconds on each Index Business Day from approximately 9:30 a.m. to approximately 4:15 p.m., New York City time, and will be disseminated over the consolidated tape, or other major market data vendor under the applicable Indicative Value ticker for such ETNs, as set forth on the cover of this pricing supplement. No Intraday Indicative Value will be calculated at any time at which a Market Disruption Event with respect to an ETN has occurred or is continuing. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day, the Closing Indicative Value on that day, and all future days, will be zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs.”

JHI or its agent is responsible for computing and disseminating the Intraday Indicative Value.

The Intraday Indicative Value is a calculated value and is not the same as the trading price of the ETNs, nor is it a price at which you can buy or sell the ETNs in the secondary market. The Intraday Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as imbalances of supply and demand, lack of liquidity and credit considerations. Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. For example, because the real-time calculation and publication of the intraday level of the Index will be suspended after approximately 2:30 p.m., New York City time, the published Intraday Indicative Value will passively track the suspended level of the Index during such period, and, as a result, the Intraday Indicative Value will not reflect any trading in NYMEX natural gas futures contracts that takes place during that time. See “Risk Factors—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value.”

Between approximately 2:30 p.m., New York City time, and the close of trading in the ETNs on the NYSE Arca on each Index Business Day, the published Intraday Indicative Value will not be based on fully up-to-date information (which will not be available), and the trading price of the ETNs is likely to diverge from the published Intraday Indicative Value.

Investors can compare the trading price of the ETNs (if such concurrent price is available) against the Intraday Indicative Value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time. Investors are cautioned that paying a premium purchase price over the Intraday Indicative Value at any time could lead to the loss of any premium in the event the investor sells the ETNs when the premium is no longer present in the marketplace or when the ETNs are accelerated (including at our option, which we have the discretion to do at any time). It is also possible that the ETNs will trade in the secondary market at a discount below the Intraday Indicative Value and that investors would receive less than the Intraday Indicative Value if they had to sell their ETNs in the market at such time.

Valuation Dates:	February 2, 2032 or, if such date is not an Index Business Day, the next following Index Business Day (the “Final Valuation Date”), any Early Redemption Valuation Date and any Index Business Day in the Accelerated Valuation Period. If we exercise our option to extend the maturity of the ETNs (as described below), the Final Valuation Date for such ETNs will be the third scheduled Business Day prior to the scheduled Maturity Date, as extended.
Maturity Date:	The scheduled Maturity Date is initially February 9, 2032, but may be extended for the ETNs at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for the ETNs for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for each ETN) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date for such ETNs. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

Early Redemption:

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until February 2, 2032 (or, if the maturity of the relevant ETNs is extended as described above, five scheduled Business Days prior to the scheduled Maturity Date for such ETNs, as extended). If you elect to offer the ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You must offer for redemption at least 25,000 ETNs or integral multiples in excess thereof at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or Credit Suisse International (“CSI”) as one of the Calculation Agents, may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the relevant ETN at the time the reduction becomes effective.

Early Redemption Mechanics:

You may exercise your early redemption right by causing your broker or other person with whom you hold the ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein). If your Redemption Notice is delivered prior to 4:00 p.m. New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date” for such ETNs, provided that a Market Disruption Event has not occurred or is not continuing on such day. Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date for such ETNs. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement. Any Valuation Date, including any Early Valuation Date, is subject to postponement as set forth under “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

Because the Early Redemption Amount you will receive for each ETN will not be calculated until the Index Business Day (or the second following Index Business Day) immediately following the Business Day you offer your ETNs for redemption, you will not know the applicable Early Redemption Amount at the time you exercise your early redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Early Redemption Date:	The second Business Day following an Early Redemption Valuation Date, subject to postponement as set forth in “Specific Terms of the ETNs—Market Disruption Events.”
Early Redemption Amount:	A cash payment per redeemed ETN equal to the greater of (A) zero and (B)(1) the applicable Closing Indicative Value on the Early Redemption Valuation Date minus (2) the applicable Early Redemption Charge.
Early Redemption Charge:	The Early Redemption Charge for any redeemed ETNs will equal 0.05% times the applicable Closing Indicative Value for such ETNs on the Early Redemption Valuation Date.
Acceleration at Our Option or Upon Acceleration Event:

We will have the right to accelerate any ETN in whole but not in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to any ETN, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all such ETNs that are outstanding (an “Event Acceleration”). In either case, upon acceleration you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values for such ETNs during the Accelerated Valuation Period. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days specified in our notice of Optional Acceleration, the first Index Business Day of which shall be at least two Business Days after the date on which we give you notice of such Optional Acceleration. In the case of an Event Acceleration, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days, the first Index Business Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not an Index Business Day, the next following Index Business Day).  The Accelerated Redemption Amount will be payable on the third Business Day following the last such Index Business Day in the Accelerated Valuation Period (such third Business Day the “Acceleration Date”).  We will give you notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. Any Valuation Date, including any Valuation Date in the Accelerated Valuation Period, is subject to postponement as set forth under “Specific Terms of the ETNs—Market Disruption Events.”

If an Acceleration Event occurs at any time with respect to the ETNs (other than an Acceleration Event that obligates us to accelerate all outstanding ETNs) and we do not exercise our right to effect an Event Acceleration of such ETNs, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under such ETNs, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Substitute Index instead. If the Calculation Agents elect to replace the original Index with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, by reference to the Substitute Index. If the Calculation Agents so elect to replace the original Index with a Substitute Index, the Calculation Agents will, within 10 Index Business Days of the occurrence of such Acceleration Event, notify you of the Substitute Index through customary channels used to deliver notices to the holders of exchange traded notes. See “Specific Terms of the ETNs—Discontinuation or Modification of an Index” in this pricing supplement.

Acceleration Event:	As discussed in more detail under “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement, an Acceleration Event includes any event that adversely affects our ability to hedge our obligations in connection with the ETNs, including, but not limited to, if the Intraday Indicative Value is equal to or less than 15% of the prior day’s Closing Indicative Value.

Business Day:	Any day that is not (a) a Saturday or Sunday or (b) a day on which banking institutions generally are authorized or obligated by law or executive order to close in New York.
Index Business Day:	An Index Business Day is a day on which (i) trading is generally conducted on the primary exchange on which futures contracts included in the Index for the ETNs are traded, as determined by the Calculation Agents, which is initially the New York Mercantile Exchange, Inc. (“NYMEX”) for the S&P GSCI® Natural Gas Index ER (the “Primary Exchange”), (ii) the Index for the ETNs is published by S&P and (iii) trading is generally conducted on NYSE Arca, in each case as determined by JHI, as one of the Calculation Agents.
Calculation Agents:	CSI and JHI. See “Specific Terms of the ETNs—Role of Calculation Agents” in this pricing supplement.

TABLE OF CONTENTS

SUMMARY	PS-1
HYPOTHETICAL EXAMPLES	PS-18
RISK FACTORS	PS-20
THE INDEX	PS-45
DESCRIPTION OF THE ETNs	PS-54
SPECIFIC TERMS OF THE ETNs	PS-58
CLEARANCE AND SETTLEMENT	PS-68
SUPPLEMENTAL USE OF PROCEEDS AND HEDGING	PS-68
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	PS-70
SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	PS-74
ERISA CONSIDERATIONS	PS-76
LEGAL MATTERS	PS-78
ANNEX A	A-1
ANNEX B	B-1

You should read this pricing supplement together with the accompanying prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these ETNs are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus Supplement and Prospectus dated June 18, 2020

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

The ETNs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

i

(iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

We have listed the ETNs on The NYSE Arca under the exchange ticker symbols as set forth in the table above. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on the NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by The NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (“KID”) has been prepared as the ETNs are not available to retail investors in the EEA.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse,” the “Company,” “we,” “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

ii

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated June 18, 2020, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated June 18, 2020.

We may, without providing you notice or obtaining your consent, create and issue ETNs that have the same terms and conditions as the ETNs offered by this pricing supplement. Any further issuances of any ETNs will be consolidated and form a single tranche with such previously offered ETNs of the same tranche. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. A suspension of additional issuances of the ETNs could result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. Accordingly, the number of outstanding ETNs could vary substantially over the term of the ETNs and adversely affect the liquidity of the ETNs. A decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the Indicative Value of the ETNs. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. For example, a premium or discount may arise due to imbalances in the supply and demand of the ETNs (including as a result of any decision of ours to issue, stop issuing or resume issuing additional ETNs) and/or futures contracts included in the Index and derivatives related to the ETNs and the Index itself, trading disruptions or limitations to any of the forgoing, or the occurrence or continuation of a Market Disruption Event. Premiums and discounts can also arise as a result of timing mismatches that occur as a result of different trading hours between or among the ETNs, the futures contracts included in the Index, halts in trading of such futures contracts, or other derivative instruments, actions (or failure to take action) by the Index Sponsor or the Primary Exchange, transaction costs, credit considerations and bid-offer spreads. Technological issues or human error, such as mistakes by service providers, market participants and others can cause dislocations between the trading price of the ETNs and their Indicative Value. Low trading volumes of the ETNs can result in mismatches between the trading price and the Indicative Value. Finally, premiums or discounts can arise during periods of severe volatility.

Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time), in which case investors will receive a cash payment in an amount equal to the Accelerated Redemption Amount. Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or at a discount to, as applicable, their Indicative Value. For more information, see “Risk Factors — The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

What are the ETNs and how do they work?

The ETNs are medium-term notes of Credit Suisse AG (“Credit Suisse”), the return on which is linked to the performance of the S&P GSCI® Natural Gas Index ER (the “Index”).

We will not pay you interest during the term of the ETNs. The ETNs do not have a minimum payment at maturity, upon redemption or upon acceleration and are fully exposed to any decline or increase, as applicable, in the Index.

If you invest in the Leveraged Long ETNs, depreciation of the Index will reduce your payment at maturity, upon redemption or upon acceleration, and you could lose your entire investment.

If you invest in the Leveraged Inverse ETNs, appreciation of the Index will reduce your payment at maturity, upon redemption or upon acceleration, and you could lose your entire investment.

The ETNs are not intended to be “buy and hold” investments. Instead, the ETNs are intended to be daily trading tools for traders and similarly sophisticated investors to express short-term market views and manage daily trading risks. The ETNs are designed to achieve their stated investment objectives on a daily basis and, therefore, their performance over different periods of time can differ significantly from their stated daily objectives. The ETNs are considerably riskier than securities that have intermediate or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day. Investors should actively and frequently monitor their investments in the ETNs on a daily or intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. If you hold the ETNs for more than one day, it is possible that you will suffer significant losses in the ETNs even if the performance of the Index (as defined below) over the time you hold the ETNs is positive, in the case of the Leveraged Long ETNs, or negative, in the case of the Leveraged Inverse ETNs. You could lose your entire investment within a single day.

For a description of how the payment at maturity, upon redemption or upon acceleration is calculated, please refer to the “Specific Terms of the ETNs—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” sections herein.

For information on the prior splits and reverse splits of the ETNs, see “Description of the ETNs — Split or Reverse Split of the ETNs” herein. ETNs may be issued at a price higher or lower than the applicable stated principal amount, based on the most recent Intraday Indicative Value or Closing Indicative Value of the ETNs. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Debt Securities—Book-Entry System” in the accompanying prospectus.

What is the Index and who publishes the level of the Index?

The S&P GSCI® Natural Gas Index ER is composed entirely of natural gas futures contracts and is calculated according to the methodology of the S&P GSCI® Index (the “S&P GSCI”). The fluctuations in the value of the Index are intended generally to correlate with changes in the prices of such natural gas in global markets. The Index is determined, composed and calculated by S&P Dow Jones Indices LLC (“S&P” or the “Index Sponsor”). S&P calculates the level of the Index on each S&P GSCI business day and publishes the level on the Bloomberg page specified in the table below. The Index, and any successor Index, is subject to the policies of the Index Sponsor and is subject to its discretion, including with respect to the implementation of, and changes to, the rules governing its methodology. The Index, or any successor index or substitute index to such Index, may be modified, replaced or adjusted from time to time, as determined by the Calculation Agents (defined below) as set forth below. See “The Index” in this pricing supplement for further information.

ETNs	Underlying Index	Underlying Index Ticker
3x Long Natural Gas ETNs 3x Inverse Natural Gas ETNs	S&P GSCI® Natural Gas Index ER	SPGSNGP

Because the Index is an excess return index, it measures the hypothetical returns on an uncollateralized investment in futures contracts. By contrast, a total return index would also include the interest that could be earned on the funds committed to a collateralized investment in futures contracts, which would increase the level of the index relative to the excess return version. However, the Closing Indicative Value of the ETNs takes into account the Daily Accrual, which represents the rate of interest that could be earned on a notional capital reinvestment at the three-month U.S. Treasury rate. See “Specific Terms of the ETNs—Payment at Maturity.”

The Calculation Agents may modify, replace or adjust the Index under certain circumstances even if the Index Sponsor continues to publish the Index without modification, replacement or adjustment. See “Risk Factors—The Calculation Agents may modify the Index” and “Specific Terms of the ETNs—Discontinuation or Modification of an Index” in this pricing supplement for further information.

How has the Index performed historically?

The chart immediately below shows the actual closing levels of the Index from January 1, 2008 through June 10, 2020. The closing level of the S&P GSCI® Natural Gas Index ER on June 10, 2020 was 4.5018. As of June 10, 2020, the actual annualized index return since the Inception Date for the S&P GSCI® Natural Gas Index ER was -22.02%. We obtained the level below from Bloomberg, without independent verification. We have derived all information regarding the Index contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes to its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by the Index Sponsor. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the Index on any given date. See “The Index” in this pricing supplement for more information on the Index.

The following chart shows the actual closing levels of the Index from January 2, 2015 through June 10, 2020.

How have the ETNs performed historically?

As of June 10, 2020, the actual annualized ETN return since the Inception Date (based on the Closing Indicative Value of such ETNs) was:

•	for the 3x Long Natural Gas ETNs, −72.49%; and

•	for the 3x Inverse Natural Gas ETNs, −28.27%.

The foregoing ETN returns should not be taken as an indication of future returns, and no assurance can be given as to such returns on any given date.

Will I receive interest on the ETNs?

You will not receive any interest payments on the ETNs. The ETNs are not designed for investors who are looking for periodic cash payments. Instead, the ETNs are designed for investors who are willing to forgo cash payments and, if the Index declines or does not increase enough, in the case of the Leveraged Long ETNs, or increases or does not decline enough, in the case of the Leveraged Inverse ETNs, to offset the effect of the Daily Investor Fee as described below, are willing to lose some or all of their principal.

How will payment at maturity, upon redemption or upon acceleration be determined for the ETNs?

Unless the ETNs have been previously redeemed or accelerated, the ETNs will mature on February 9, 2032 (the “Maturity Date”), unless the maturity of the ETNs is extended as described herein under “Specific Terms of the ETNs—Payment at Maturity.”

Any Valuation Date, the Maturity Date, any Early Redemption Date and the Acceleration Date are subject to postponement, each as described herein under “Specific Terms of the ETNs—Market Disruption Events.” No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.

Payment at Maturity

If the ETNs have not been previously redeemed or accelerated, on the Maturity Date you will receive a cash payment per ETN equal to the applicable Closing Indicative Value on the Final Valuation Date (the “Final Indicative Value”), as calculated by the Calculation Agents. We refer to the amount of such payment as the “Maturity Redemption Amount.” Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

The Closing Indicative Value on the Inception Date was $50 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date for each ETN will be equal to (1)(a) the Closing Indicative Value for such ETN on the immediately preceding calendar day times (b) the Daily ETN Performance for such ETN on such calendar day minus (2) the Daily Investor Fee for such ETN on such calendar day. The Closing Indicative Value for each ETN is calculated based on the settlement prices of futures contracts, which are typically determined as of a time between approximately 2:28 p.m. and 2:30 p.m., New York City time. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value equals zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value.”

If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance for such Index Business Day using an appropriate closing level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. In addition, if a Market Disruption Event occurs or is continuing, the calculation of the Daily Index Performance will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event has occurred or is continuing. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

For information on the prior splits and reverse splits of the ETNs, see “Description of the ETNs — Split or Reverse Split of the ETNs” herein. If the ETNs undergo any subsequent splits or reverse splits, the applicable Closing Indicative Value will be adjusted accordingly (see “Description of ETNs—Split or Reverse Split of the ETNs” herein). JHI or its agent is responsible for computing and disseminating the Closing Indicative Value.

The Closing Indicative Value for each ETN will be calculated and published each calendar day under the following tickers:

ETNs	Bloomberg Indicative Value Ticker
3x Long Natural Gas ETNs	UGAZIV
3x Inverse Natural Gas ETNs	DGAZIV

For each ETN, the “Daily ETN Performance” on any Index Business Day will equal (1) one plus (2) the Daily Accrual for such ETNs on such Index Business Day plus (3) the product of (a) the Daily Index Performance for such ETNs on such Index Business Day times (b) the Leverage Amount for such ETNs. The Daily ETN Performance is deemed to equal one on any day that is not an Index Business Day.

For each ETN, an “Index Business Day” is a day on which (i) trading is generally conducted on the primary exchange on which futures contracts included in the Index for such ETNs are traded, as determined by the Calculation Agents, which is initially the New York Mercantile Exchange, Inc., (ii) the Index for such ETNs is published by S&P and (iii) trading is generally conducted on NYSE Arca, in each case as determined by JHI, as one of the Calculation Agents.

The “Daily Accrual” represents the rate of interest that could be earned on a notional capital reinvestment at the three-month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA (or any successor ticker on Bloomberg or any successor service). The Daily Accrual for the ETNs on any Index Business Day will equal:

Where Tbillst-1 is the three-month U.S. Treasury rate reported on Bloomberg on the prior Index Business Day and d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination. The Daily Accrual is deemed to equal zero on any day that is not an Index Business Day.

The “Daily Index Performance” on any Index Business Day will equal (1)(a) the closing level of the Index on such Index Business Day divided by (b) the closing level of the Index on the immediately preceding Index Business Day minus (2) one. If a Market Disruption Event occurs or is continuing on any Index Business Day with respect to the ETNs, the calculation of the Daily Index Performance for such ETNs will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event with respect to such ETNs is continuing. If a Market Disruption Event with respect to the ETNs occurs or is continuing on any Index Business Day for such ETNs (the “date of determination”) or if a Market Disruption Event with respect to the ETNs occurred or was continuing on the Index Business Day for such ETNs immediately preceding the date of determination, then the Daily Index Performance for such ETNs on the date of determination will equal (1)(a) the closing level of the Index on the date of determination minus (b) the closing level of the Index on the Index Business Day for such ETNs immediately preceding the date of determination divided by (2)(a) the closing level of the Index on the Index Business Day for such ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount times (ii)(A) the closing level of the Index on the Index Business Day for such ETNs immediately preceding the date of determination minus (B) the closing level of the Index on the Index Business Day for such ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination. In addition, if a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day using an appropriate closing level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. The Daily Index Performance is deemed to equal zero on any day that is not an Index Business Day.

The “Leverage Amount” for the ETNs is as follows:

3x Long Natural Gas ETNs:	3
3x Inverse Natural Gas ETNs:	-3

The “Daily Investor Fee” for the ETNs on any Index Business Day for will equal the product of (1) the Closing Indicative Value for such ETNs on the immediately preceding Index Business Day for such ETNs times (2)(a) the Investor Fee Factor for such ETNs times (b) 1/365 times (c) d, where d is the number of calendar days from and including the immediately prior Index Business Day for such ETNs to but excluding the date of determination. The Daily Investor Fee is deemed to equal zero on any day that is not an Index Business Day.

The “Investor Fee Factor” for the ETNs is as follows:

3x Long Natural Gas ETNs:	1.65%
3x Inverse Natural Gas ETNs:	1.65%

The Daily Investor Fee reduces the daily return of the ETNs. If the level of the Index decreases or does not increase sufficiently in the case of the Leveraged Long ETNs or if it increases or does not decrease sufficiently in the case of the Leveraged Inverse ETNs (in each case in addition to Daily Accrual) to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less than the amount of your investment in the ETNs at maturity, upon early redemption or upon acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors—Even if the closing level of the Index on the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of the ETNs) exceeds, in the case of the Leveraged Long ETNs, or is less than, in the case of the Leveraged Inverse

ETNs, the initial closing level of the Index on the date of your investment, you may receive less than the amount of your investment in the ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The closing level of the Index for the ETNs on any Index Business Day will be the closing level reported by the Index Sponsor on the Bloomberg page as set forth in the table below or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agents, except that in the event a Market Disruption Event with respect to the ETNs occurs or is continuing on an Index Business Day for such ETNs, the Calculation Agents will determine the closing level of the Index for such ETNs for such Index Business Day according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Index	Bloomberg Page Ticker
S&P GSCI® Natural Gas Index ER	SPGSNGP

Because the Index is comprised of futures contracts that reach their final levels on each Index Business Day before the close of trading on the NYSE Arca on such Index Business Day, the Daily Index Performance, and therefore the Daily ETN Performance and the Closing Indicative Value, for each ETN on any Index Business Day for such ETNs will be fixed before the close of trading on the NYSE Arca on such Index Business Day.  Therefore, as long as the ETNs is listed for trading on the NYSE Arca, such ETNs may continue to trade in the afternoon on each Index Business Day for such ETNs for a period of time after the Daily Index Performance, the Daily ETN Performance and the Closing Indicative Value for such ETNs have been fixed for that Index Business Day.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of the ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until February 2, 2032 (or, if the maturity of the relevant ETNs is extended, five scheduled Business Days prior to the scheduled Maturity Date for such ETNs, as extended). If you elect to offer the ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold the ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein). If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day for the applicable ETNs will be the applicable “Early Redemption Valuation Date” for such ETNs. Otherwise, the second following Index Business Day for such ETNs will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement. Any Valuation Date, including any Early Redemption Valuation Date, is subject to postponement as set forth in “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

You must offer for redemption at least 25,000 ETNs or integral multiples in excess thereof at one time in order to exercise your right to cause us to redeem the ETNs on any Early Redemption Date (the “Minimum Redemption Amount”), except that we or CSI as one of the Calculation Agents may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the relevant ETN at the time the reduction becomes effective.

The “Early Redemption Date” is the second Business Day following an Early Redemption Valuation Date. An Early Redemption Date will be postponed if a Market Disruption Event occurs and is continuing on the applicable Early Redemption Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of any Early Redemption Date. See “Specific Terms of the ETNs—Market Disruption Events.””

The “Early Redemption Charge” for any redeemed ETNs is equal to 0.05% times the Closing Indicative Value for such ETNs on the Early Redemption Valuation Date.

The “Early Redemption Amount” for any ETNs is equal to the greater of (A) zero and (B)(1) the Closing Indicative Value for such ETNs on the Early Redemption Valuation Date minus (2) the Early Redemption Charge and will be calculated by the Calculation Agents.

Payment Upon Acceleration

We will have the right to accelerate any ETN in whole but not in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to any ETN, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all outstanding ETNs (an “Event Acceleration”). In either case, upon acceleration you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values for such ETNs during the Accelerated Valuation Period. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration of the ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days for such ETNs specified in our notice of Optional Acceleration, the first Index Business Day of which shall be at least two Business Days after the date on which we give you notice of such Optional Acceleration. In the case of an Event Acceleration of the ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days for such ETNs, the first Index Business Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not an Index Business Day for such ETNs, the next following Index Business Day for such ETNs).  The Accelerated Redemption Amount will be payable on the third Business Day following the last such Index Business Day in the Accelerated Valuation Period (such third Business Day the “Acceleration Date”). We will give you notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. See “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Any Valuation Date, including any Valuation Date within any Accelerated Valuation Period, and any Acceleration Date is subject to postponement as set forth in “Specific Terms of the ETNs—Market Disruption Events.”

If an Acceleration Event occurs at any time with respect to the ETNs (other than an Acceleration Event that obligates us to accelerate all outstanding ETNs) and we do not exercise our right to effect an Event Acceleration of such ETNs, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under such ETNs, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Substitute Index instead. If the Calculation Agents elect to replace the original Index for the ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such ETNs by reference to the Substitute Index. If the Calculation Agents so elect to replace the original Index with a Substitute Index, the Calculation Agents will, within 10 Index Business Days for the applicable ETNs of the occurrence of such Acceleration Event, notify you of the Substitute Index through customary channels used to deliver notices to the holders of exchange traded notes. See “Specific Terms of the ETNs—Discontinuation or Modification of an Index” below.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity, upon redemption or upon acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Understanding the value of the ETNs

The Initial Indicative Value was determined on the Inception Date. The Initial Indicative Value, Intraday Indicative Value and Closing Indicative Value are not the same as the trading price, which is the price at which you may be able to sell your ETNs in the secondary market, the Early Redemption Amount, which is the amount that you will receive from us in the event that you choose to have your ETNs redeemed by us, or the Accelerated Redemption Amount, which is the amount you will receive from us in the event of an Optional Acceleration or an Event Acceleration. The Intraday Indicative Value and Closing Indicative Value for each ETN will be published on each Index Business Day under the applicable Indicative Value ticker for such ETN, as set forth on the cover of this pricing supplement. The trading price of each ETN will be published on each Index Business Day under the applicable exchange ticker for such ETN, as set forth on the cover of this pricing supplement, and reflects the last reported trading price for such ETN, regardless of the date and time of such trading price.

An explanation of each valuation is set forth below.

Closing Indicative Value

The Closing Indicative Value for the ETNs is designed to reflect the end-of-day economic value for the ETNs. The Closing Indicative Value for the ETNs on the Inception Date was $50. For each ETN, the Closing Indicative Value for such ETN on any given calendar day following the Inception Date will be equal to (1)(a) the Closing Indicative Value for such ETN on the immediately preceding calendar day times (b) the Daily ETN Performance for such ETN on such calendar day minus (2) the Daily Investor Fee for such ETN on such calendar day. The Closing Indicative Value for each ETN is calculated based on the settlement prices of futures contracts, which are typically determined as of a time between approximately 2:28 p.m. and 2:30 p.m., New York City time. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value equals zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs.”

If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance for such Index Business Day using an appropriate closing level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. In addition, if a Market Disruption Event occurs or is continuing, the calculation of the Daily Index Performance will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event has occurred or is continuing. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

See “How will payment at maturity, upon redemption or upon acceleration be determined for the ETNs?— Payment at Maturity” in this pricing supplement.

Intraday Indicative Value

The “Intraday Indicative Value” for each ETN is designed to approximate the economic value of such ETNs at a given time. It is calculated using the same formula as the Closing Indicative Value for such ETNs, except that instead of using the closing level of the Index, the calculation is based on the most recent intraday level of the Index at the particular time. Typically, the Intraday Indicative Value of the ETNs will be calculated every 15 seconds on each Index Business Day from approximately 9:30 a.m. to approximately 4:15 p.m., New York City time, and will be disseminated over the consolidated tape, or other major market data vendor. No Intraday Indicative Value will be calculated at any time at which a Market Disruption Event with respect to an ETN has occurred or is continuing. Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. For example, because the real-time calculation and publication of the intraday level of the Index will be suspended after approximately 2:30 p.m., New York City time, the published Intraday Indicative Value will passively track the suspended level of the Index during such period, and, as a result, the Intraday Indicative Value will not reflect any trading in NYMEX natural gas futures contracts that takes place during that time. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day, the Closing Indicative Value of such ETNs on that day, and all future days, will be zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk

Factors—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs.”

Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors— The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value.” The trading price of any ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists” and “—Suspension or disruptions of market trading in futures contracts or the Index may adversely affect the value of your ETNs.”

See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement. JHI or its agent is responsible for computing and disseminating the Intraday Indicative Value.

Because the Index is comprised of futures contracts that reach their final levels on each Index Business Day before the close of trading on the NYSE Arca on such Index Business Day, the Daily Index Performance, and therefore the Daily ETN Performance and the Closing Indicative Value, for each ETN on any Index Business Day for such ETN will be fixed before the close of trading on the NYSE Arca on such Index Business Day.  Therefore, as long as any ETN is listed for trading on the NYSE Arca, such ETN may continue to trade in the afternoon on each Index Business Day for such ETN for a period of time after the Daily Index Performance, the Daily ETN Performance and the Closing Indicative Value for such ETN have been fixed for that Index Business Day.

Trading Price

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time.

The trading price of any ETN at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of each ETN in the secondary market is not the same as the Indicative Value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the Indicative Value of such ETNs at such time because the market value reflects investor supply and demand for the ETNs. Because the Intraday Indicative Value is based on the intraday levels of the Index, however, it will reflect lags and other disruptions and suspensions that affect the Index. For example, because the real-time calculation and publication of the intraday level of the Index will be suspended after approximately 2:30 p.m., New York City time, the published Intraday Indicative Value will passively track the suspended level of the Index during such period, and, as a result, the Intraday Indicative Value will not reflect any trading in NYMEX natural gas futures contracts that takes place during that time. See “Risk Factors— The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value.” The trading price of any ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists” in this pricing supplement. Furthermore, any premium in the trading price of the ETNs over the Intraday Indicative Value may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time, in which case investors will receive a cash payment in an amount equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or at a discount to, as applicable, their Indicative Value.

See “Risk Factors—The Intraday Indicative Value and the Closing Indicative Value, the Early Redemption Amount and the Accelerated Redemption Amount are not the same as the closing price or any other trading price of the ETNs in the secondary market” in this pricing supplement.

Early Redemption Amount

If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. The Early Redemption Amount, if applicable, will equal to the greater of (A) zero and (B) (1) the Closing Indicative Value on the Early Redemption Valuation Date minus (2) the Early Redemption Charge, which is equal to 0.05% times the Closing Indicative Value on the Early Redemption Valuation Date, and will be calculated by the Calculation Agents.

See “How will payment at maturity, upon redemption or upon acceleration be determined for the ETNs?— Payment Upon Early Redemption” in this pricing supplement.

Accelerated Redemption Amount

We will have the right to accelerate any ETN in whole but not in part on any Business Day occurring on or after the Inception Date. In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to any ETN, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all such outstanding ETNs. In either case, upon acceleration you will receive the Accelerated Redemption Amount. The Accelerated Redemption Amount will be equal to the arithmetic average of the Closing Indicative Values of the ETNs during the Accelerated Valuation Period.

See “How will payment at maturity, upon redemption or upon acceleration be determined for the ETNs?— Payment Upon Early Redemption” in this pricing supplement.

Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, on the Maturity Date you will receive a cash payment per ETN equal to the applicable Closing Indicative Value on the Final Valuation Date, as calculated by the Calculation Agents. See “How will payment at maturity, upon redemption or upon acceleration be determined for the ETNs?—Payment at Maturity” in this pricing supplement.

How do you sell your ETNs?

We have listed the ETNs on the NYSE Arca under the exchange ticker symbols as set forth on the cover of this pricing supplement. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system.

How do you offer the ETNs for redemption by Credit Suisse?

If you wish to offer the ETNs to Credit Suisse for redemption, your broker must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form as Annex A (the “Redemption Notice”), to JHD (the “Redemption Agent”) via email or other electronic delivery as requested by the Redemption Agent. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date. If the Redemption Agent receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, the Redemption Agent will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. The Redemption Agent or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

•	Cause your DTC custodian to book a delivery vs. payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and

•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullet above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If the Redemption Agent does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and the Redemption Agent will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which the Redemption Agent receives a valid confirmation in accordance with the procedures described above will be irrevocable.

Because the Early Redemption Amount you will receive for each ETN will not be calculated until the Index Business Day (or the second following Index Business Day) immediately following the Business Day you offer your ETNs for redemption, you will not know the applicable Early Redemption Amount at the time you exercise your early redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

What are some of the risks of the ETNs?

An investment in the ETNs involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•	Uncertain Repayment of Investment—The ETNs are designed for investors who seek leveraged long or leveraged inverse exposure, as applicable, to the Index. The ETNs do not guarantee any return of your investment. For each ETN, investors will receive a cash payment at maturity, upon early redemption or upon acceleration by us that will be linked to the performance of the Index, plus a Daily Accrual and less a Daily Investor Fee. If the Index declines, in the case of Leveraged Long ETNs or increases, in the case of Leveraged Inverse ETNs, investors should be willing to lose up to 100% of their investment, even within a single day. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

•	The Calculation Hours of the Indicative Value Do Not Correspond to the Trading Hours of the ETNs—The Indicative Value of an ETN may not correspond to its trading price due to differences in timing. The ETNs trade on The NYSE Arca from approximately 9:30 a.m. to 4:00 p.m., New York City time. The ETNs may also trade during after-hours trading. The Intraday Indicative Value of each of the ETNs, however, will typically be calculated as of approximately 9:30 a.m. to approximately 4:15 p.m., New York City time. But because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. For example, because the real-time calculation and publication of the intraday level of the Index will be suspended after approximately 2:30 p.m., New York City time, on each Index Business Day the published Intraday Indicative Value will passively track the suspended level of the Index during such period, and, as a result, the Intraday Indicative Value will not reflect any trading in NYMEX natural gas futures contracts that takes place during that time. Consequently, after approximately 2:30 p.m., New York City time, but before trading on the NYSE Arca is closed, there could be market developments or other events that cause or exacerbate the difference between the trading price of an ETN, the Indicative Value of such ETN and/or the value of the futures contracts included in the Index. If the Intraday Indicative Value is equal to or less than zero at any time, including outside of ordinary trading hours for the ETNs, or the Closing Indicative Value is equal to zero on any Index Business Day on which a Market Disruption Event has not occurred nor is continuing, the Closing Indicative Value on that day, and all future days, will be zero, and you will lose your entire investment in the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

•	Credit Risk of the Issuer—Any payments you are entitled to receive on the ETNs are subject to the ability of Credit Suisse to pay its obligations as they become due.

•	Long Holding Period Risk—The ETNs are intended to be daily trading tools for traders and similarly sophisticated investors and are designed to reflect a leveraged long or leveraged inverse exposure, as applicable, to the performance of the Index on a daily basis. The returns of the ETNs over different periods of time can, and most likely will, differ significantly from three times the return on a direct, non-resetting long or inverse, respectively, investment in the Index. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively impacted in complex ways by volatility of the Index on a daily or intraday basis. Investors should actively and frequently monitor their investments in the ETNs on a daily or intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. If you hold the ETNs for more than one day, it is possible that you will suffer significant losses in the ETNs even if the performance of the Index (as defined below) over the time you hold the ETNs is positive, in the case of the Leveraged Long ETNs, or negative, in the case of the Leveraged Inverse ETNs. You could lose your entire investment within a single day.

•	Concentration Risk—The ETNs reflect a leveraged long or leveraged inverse position, as applicable, in the Index, each of which comprises futures contracts on a single commodity, and thus are much less diversified than other investments and, therefore, could experience greater volatility. You will not benefit, with respect to the ETNs, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.

•	Potentially High and Unpredictable Volatility in the Prices of Natural Gas—The return on the ETNs is linked to the performance of the Index, which in turn is linked to the performance of futures contracts on natural gas. Natural gas prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. These factors may have a larger impact on commodity prices and commodity-linked instruments than on traditional fixed-income and equity securities and may create additional investment risks that cause the value of the ETNs to be more volatile than the values of traditional securities. These and other factors may affect the level of the Index, and thus the value of the ETNs, in unpredictable or unanticipated ways. The potential for high volatility and the cyclical nature of commodity markets may render an investment in the ETNs inappropriate as the focus of an investment portfolio.

•	You Will Not Have Any Rights in Any Physical Commodities, or Any Rights in the Commodity Futures Contracts Included in the Index—As an owner of the ETNs, you will not have rights that holders of natural gas or the commodity futures contracts included in the Index may have. The ETNs will be paid in cash, and you will have no right to receive delivery of any components of the Index. You will have no right to receive any payment or delivery of amounts in respect of the futures contracts included in the Index.

•	No Direct Exposure to the Spot Price of Natural Gas—The Index is linked to commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the ETNs may underperform a similar investment that is linked to the spot price natural gas.

•	No Interest Payments—You will not receive any periodic interest payments on the ETNs.

•	Uncertain Trading Market for the ETNs—Although we have listed the ETNs on NYSE Arca, a trading market for the ETNs may not continue for the term of the ETNs. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange or quotation system.

•	Requirements on Redemption by Credit Suisse—You must offer at least the applicable Minimum Redemption Amount to Credit Suisse and satisfy the other requirements described herein for your offer for redemption to be considered.

•	Your Offer for Redemption Is Irrevocable—You will not be able to rescind your offer for redemption after it is received by the Redemption Agent, so you will be exposed to market risk in the event market conditions change after the Redemption Agent receives your offer. Upon exercise of your right to require Credit Suisse to redeem your ETNs you will incur an Early Redemption Charge of 0.05% per ETN which will reduce the Early Redemption Amount.

•	Uncertain Tax Treatment— No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid financial contracts. From time to time, including during 2014, there have been legislative and administrative proposals to change the tax rules for derivative financial contracts and instruments. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

•	Acceleration Feature—The ETNs may be accelerated by us at any time on or after the Inception Date or accelerated by us at any time if an Acceleration Event occurs. Upon any such acceleration you may receive less, and possibly significantly less, than your original investment in the ETNs.

Is this the right investment for you?

The ETNs may be a suitable investment for you if:

•	You seek exposure to fluctuations in volatility in general and on a leveraged long or leveraged inverse basis, as applicable, to the performance of the Index.

•	You are willing to accept the risk of fluctuations in the price of natural gas futures in general and in the level of the Index in particular.

•	You are a sophisticated investor seeking to manage daily trading risk using a short-term investment, and you understand that the ETNs are designed to achieve their stated investment objectives on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objectives.

•	You are willing to actively and frequently monitor your investment in the ETNs on a daily or intraday basis.

•	You understand and accept the risks associated with an investment in an ETN whose trading hours do not correspond with the calculation hours of its Indicative Value.

•	You believe the level of the Index will increase (if you invest in the Leveraged Long ETNs) or decline (if you invest in the Leveraged Inverse ETNs) by an amount, and at a time or times, sufficient to offset the sum of the Daily Investor Fee (and if applicable, the Early Redemption Charge and creation fee) over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.

•	You do not seek current income from this investment.

•	You do not seek a certain return of your investment.

•	You do not seek a direct investment that tracks the spot price of natural gas or to buy or hold natural gas directly, but rather seek exposure to the commodities futures contracts composing the Index tracked by the ETNs.

•	You understand that the Daily Investor Fee, the Early Redemption Charge and the creation fee will reduce your return (or increase your loss, as applicable) on your investment.

The ETNs are not a suitable investment for you if:

•	You do not seek exposure on a 3x leveraged basis to fluctuations in the price of natural gas futures contracts in general and in the performance of the Index in particular.

•	You seek a guaranteed return of your initial investment.

•	You seek an investment with a longer investment objective than one day.

•	You are unwilling to actively and frequently monitor your investment in the ETNs.

•	You seek an investment in an ETN whose trading hours correspond with the calculation hours of its Indicative Value.

•	You believe the level of the Index will decrease (if you invest in the Leveraged Long ETNs) or increase (if you invest in the Leveraged Inverse ETNs) or will not increase (if you invest in the Leveraged Long ETNs) or decrease (if you invest in the Leveraged Inverse ETNs) by an amount, and at a time or times, sufficient to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•	You seek current income from your investment.

•	You prefer a direct investment that tracks the spot price of natural gas or buying or holding natural gas directly rather than exposure to the commodities futures contracts composing the Index tracked by the ETNs.

•	You are not a sophisticated investor or you seek an investment for purposes other than expressing short-term market views or managing daily trading risks.

•	You do not want to pay the Daily Investor Fee, the Early Redemption Charge or the creation fee, which are charged on the ETNs and that will reduce your return (or increase your loss, as applicable) on your investment.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”), will participate in the initial distribution of the ETNs on the initial settlement date and will likely participate in any future distribution of the ETNs. For any ETNS we issue on or after the date hereof, CSSU is expected to charge a creation fee of up to approximately 0.15% times the Closing Indicative Value of such ETNs on the date on which we price such ETNs; provided, however, that CSSU may from time to time increase or decrease the creation fee. CSSU may also receive all or a portion of the investor fee. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of the material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. After the initial offering, CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of such ETNs, and may engage in other activities described in the sections “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement and “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

CSI will also act as one of the Calculation Agents for the ETNs. As Calculation Agents, CSI and JHI will make determinations with respect to the ETNs. The determinations may be adverse to you. You should refer to “Risk Factors—There may be conflicts of interest between you and us, the Redemption Agent and the Calculation Agents” in this pricing supplement for more information.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of futures contracts included in the Index, listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Index or other instruments linked to the Index or the futures contracts included in the Index, including certain exchange traded notes issued by Credit Suisse. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these activities could affect the value of the futures contracts included in the Index and/or the Index, and accordingly, the value of the ETNs and the amount we will pay on the ETNs on the applicable Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, this hedging activity may result in our, our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Trading and other transactions by us, our affiliates or third parties with whom we transact, in securities or financial instruments related to the ETNs and the Index may impair the market value of the ETNs” and “Risk Factors—There may be conflicts of interest between you, us, the Redemption Agent, and the Calculation Agents” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Can you tell me more about how the mismatch between the observation time of the Indicative Values and closing trading time of the ETNs can affect my investment?

The Indicative Value of an ETN may not correspond to its trading price due to differences in timing. The ETNs trade on The NYSE Arca from approximately 9:30 a.m. to 4:00 p.m., New York City time. The ETNs may also trade during after-hours trading. The Intraday Indicative Value of each of the ETNs, however, will typically be calculated as of approximately 9:30 a.m. to approximately 4:15 p.m., New York City time. But because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. For example, because the real-time calculation and publication of the intraday level of the Index will be suspended after approximately 2:30 p.m., New York City time, on each Index Business Day the published Intraday Indicative Value will passively track the suspended level of the Index during such period, and, as a result, the Intraday Indicative Value will not reflect any trading in NYMEX natural gas futures contracts that takes place during that time. Consequently, after approximately 2:30 p.m., New York City time, but before trading on the NYSE Arca is closed, there could be market developments or other events that cause or exacerbate the difference between the trading price of an ETN and the Indicative Value of such ETN. If the Intraday Indicative Value is equal to or less than zero at any time, including outside of ordinary trading hours for the ETNs, or the Closing Indicative Value is equal to zero on any Index Business Day on which a Market Disruption Event has not occurred nor is continuing, the Closing Indicative Value on that day, and all future days, will be zero, and you will lose your entire investment in the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

Does ERISA Impose Any Limitations on Purchases of the ETNs?

Employee benefit plans subject to ERISA (as defined below), entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as either (A)(1) no CSSU affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the ETNs or renders investment advice with respect to those assets, and (2) in connection with the purchase of the ETNs, such plan or retirement account is paying no more, and receiving no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code (as defined below)) or (B) its acquisition and holding of the ETNs is not prohibited under ERISA or the Code or any substantially similar laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of ETNs by the account, plan or annuity. Please refer to the section “ERISA Considerations” in this pricing supplement for further information.

HYPOTHETICAL EXAMPLES

Hypothetical Examples

The examples in Annex B show how the ETNs would perform in hypothetical circumstances. These hypothetical examples are meant to illustrate the effect that different factors may have on the Maturity Redemption Amount. These factors include fees, compounding of returns, the volatility of the Index, and the three-month U.S. Treasury rate. Many other factors may affect the value of the ETNs, and these figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate a few of the potential possible Closing Indicative Values for the ETNs. For ease of analysis, the examples assume a hypothetical $100 denomination and stated principal amount per ETN. The figures in these examples have been rounded for convenience.

The information in the tables in Annex B reflects hypothetical rates of return on the ETNs assuming that they are purchased on the Inception Date at the Closing Indicative Value and disposed of on the Maturity Date for the Maturity Redemption Amount. We have not considered early redemption or acceleration for simplicity. The ETNs may be accelerated early under certain circumstances. Although your payment upon redemption or acceleration would be based on the Closing Indicative Value of the ETNs, which is calculated in the manner illustrated in the examples in Annex B, your payment upon early redemption would be subject to the Early Redemption Charge.

Any rate of return you may earn on an investment in the ETNs may be lower than that which you could earn on a comparable investment in the futures contracts included in the Index. The examples in Annex B assume no Market Disruption Event occurs and the Maturity Date is not extended at our option for the ETNs. Also, the hypothetical rates of return shown in Annex B do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the ETNs, tax liabilities could affect the after-tax rate of return on the ETNs to a comparatively greater extent than the after-tax return on the futures contracts included in the Index.

The prices of the futures contracts included in the Index have been highly volatile in the past and the performance of the Index cannot be predicted for any future period. The actual performances of the Index over the life of the ETNs, as well as the amount payable at the applicable Early Redemption Date, Acceleration Date or the Maturity Date, as applicable, may bear little relation to the hypothetical return examples set forth in Annex B or to the historical closing levels of the Index set forth elsewhere in this pricing supplement. The examples included in Annex B are broken into sections to highlight some of the most significant factors that may affect the return on the ETNs. Each section is based upon numerous assumptions related to interest rate levels, interest rate volatilities, interest rate spreads, returns on the futures contracts included in the Index, volatilities of the futures contracts included in the Index, and funding and borrow costs associated with the futures contracts included in the Index. No single example can easily capture all the possible influences on the value of the ETNs, and each example is a simplified hypothetical example intended purely to illustrate the effect of various key factors that can influence the value of the ETNs. Many of the factors will primarily affect the value of the ETNs by affecting the level of the Index. These factors include, among others, interest rate levels, interest rate volatilities, interest rate spreads, returns on the futures contracts included in the Index, volatilities of the futures contracts included in the Index, and funding and borrow costs associated with the futures contracts included in the Index.

Two of the most important factors that will affect the value of the ETNs are the directional change in the in the level of the Index (either up or down) and the annualized daily volatility of the Index itself. The annualized daily volatility of the Index is a measure of the magnitude and frequency of day-to-day changes in the Index closing level, and is equal to the standard deviation of the Index’s daily returns over twenty years, annualized by multiplying by the square root of 252. When we refer to “volatility in the daily change in Index levels,” we mean the annualized volatility of the daily closing levels of the Index over the relevant term. We therefore provide four examples in Annex B that reflect four different scenarios related to these two factors. The hypothetical examples highlight the negative impact of higher annualized volatility of the Index on the rate of return on the ETNs. In example 1, we show increasing Index levels with 10.21% annualized volatility in the daily change in Index levels over the relevant term. In example 2, we show decreasing Index levels with 10.10% annualized volatility in the daily change in Index levels over the relevant term. In example 3, we show increasing Index levels with 60.53% annualized volatility in the daily change in Index levels over the relevant term. In example 4, we show decreasing Index levels with 49.69% annualized volatility in the daily change in Index levels over the relevant term. Because the Daily Investor Fee is calculated on a daily basis, its effect on the value of the ETNs is dependent upon the path the Index takes rather than just the endpoint of the Index. Your return may be materially worse. Please refer to Annex B for these hypothetical examples.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

As of June 10, 2020, the actual annualized index return since the Inception Date for the S&P GSCI® Natural Gas Index ER was –22.02%. The actual annualized ETN return since the Inception Date (based on the Closing Indicative Value for such ETNs) was:

•	for the 3x Long Natural Gas ETNs, −72.49%; and

•	for the 3x Inverse Natural Gas ETNs, −28.27%.

The foregoing ETN returns should not be taken as an indication of future returns, and no assurance can be given as to such returns on any given date.

The figures set forth in the examples below are for purposes of illustration only (including for periods of time that have elapsed since the Inception Date for the ETNs) and are not actual historical results. For information related to historical performance of the S&P GSCI® Natural Gas Index ER, see “—How has the Index performed historically?” above.

RISK FACTORS

The ETNs are senior unsecured debt obligations of Credit Suisse AG (“Credit Suisse”). The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus and are riskier than ordinary unsecured debt securities. The return on the ETNs will be based on the performance of the Index. Investing in the ETNs is not equivalent to investing directly in the Index. See “The Index” below for more information.

An investment in the ETNs is significantly riskier than an investment in conventional debt securities. This section describes the most significant risks relating to an investment in the ETNs. You should read the following information about these risks, together with the other information in or incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

The ETNs do not pay interest or guarantee any return of your investment and you may lose all or a significant part of your investment in the ETNs

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs neither pay interest nor guarantee payment of the stated principal amount per ETN at maturity or upon redemption or acceleration, and you may incur a loss of your investment. Because the payment due at maturity or upon redemption or acceleration may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, your return on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Maturity Redemption Amount, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the applicable underlying Index. Because the ETNs are linked to the daily returns of the applicable underlying Index, daily rebalancing will impair the performance of the ETNs if the applicable Index experiences volatility from day to day and such performance will be dependent on the path of daily returns during the holder’s holding period. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the ETNs even if the performance of the applicable Index is flat. The applicable Redemption Amount is very likely to be less than the amount of your investment in the ETNs if the level of the applicable Index decreases or does not increase sufficiently (in the case of the Leveraged Long ETNs) or increases or does not decrease sufficiently (in the case of the Leveraged Inverse ETNs) to offset these risks. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on the ETNs on the Early Redemption Date, Acceleration Date or the Maturity Date, as applicable, is greater than the price you paid for the ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on the ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

The ETNs will magnify any adverse movements in the closing level of the Index by three times and, therefore, are highly speculative and highly risky

The ETNs are linked to the daily performance of the Index, as reflected by their Indicative Value, and the Index in turn tracks the prices of natural gas futures contracts. For every 1% adverse movement in the daily performance of the Index (i.e., a 1% decrease in the case of the Leveraged Long ETNs or a 1% increase in the case of the Leveraged Inverse ETNs), the Closing Indicative Value of the ETNs will decline by 3% (or even more if the Daily Investor Fee exceeds the Daily Accrual). For example, if the Index moves by 3.33% in an adverse direction, the ETNs will lose at least 10% of their value, and if the Index moves by 33.33% (or possibly less) in an adverse direction, the ETNs will lose all of their value, all within a one-day period. Accordingly, the ETNs are highly speculative and highly risky and are suitable only for sophisticated investors who understand and can bear the risks associated with three times magnified losses resulting from adverse movements in the daily performance of the Index.

You could lose your entire investment within a single day

Investments linked to equity market volatility, including the ETNs, can be highly volatile and may experience sudden, large and unexpected losses. Natural gas futures contracts are unlike traditional futures contracts and are not based on a tradable reference asset. The Index is not directly investable, and the settlement price of a natural gas futures contract is based on the calculation that determines the level of the Index. As a result, the behavior of a natural gas futures contract may be different from traditional futures contracts whose settlement price is based on a specific tradable asset and may differ from an investor’s expectations. High volatility may have an adverse impact on the ETNs. You could potentially lose the full value of your investment within a single day.

The ETNs are not suitable for investors with an investment term of more than a single day

The ETNs are not intended to be “buy and hold” investments. The ETNs are designed to achieve their stated investment objective on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objective because the relationship between the level of the Index and the Closing Indicative Value of the ETNs will begin to break down as the length of an investor’s holding period increases. The ETNs are not intermediate- or long-term substitutes for long and/or short positions in the futures contracts underlying the Index.

Investors should carefully consider whether the ETNs are appropriate for their investment portfolio. As discussed above, because the ETNs are meant to provide leveraged long or leveraged inverse exposure, as applicable, to changes in the daily closing level of the Index, their performance over days, months or years can differ significantly from the performance of the Index during the same period of time. Therefore, it is possible that you will suffer significant losses in the Leveraged Long ETNs even if the long-term performance of the Index is positive. It is possible for the level of the Index to increase over time while the market value of the Leveraged Long ETNs declines over time. In addition, it is possible that you will suffer significant losses in the Leveraged Inverse ETNs even if the long-term performance of the Index is negative. It is possible for the level of the Index to decrease over time while the market value of the Leveraged Inverse ETNs declines over time. You should proceed with extreme caution in considering an investment in the ETNs.

The ETNs seek to provide a leveraged long or leveraged inverse return, as applicable, based on the daily performance of the Index (as adjusted for costs and fees). The ETNs do not attempt to, and should not be expected to, provide returns that reflect 3-to-1 positive or inverse leverage, as applicable, on the return of the Index for periods longer than a single day. The ETNs rebalance their theoretical exposure on a daily basis, increasing exposure in response to that day’s gains or reducing exposure in response to that day’s losses.

The daily resetting of each ETN’s leveraged exposure to the Index is likely to cause such ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the Index. The “decay” effect refers to a likely tendency of the ETNs to lose value over time. As a result of this decay effect, it is nearly certain that the value of each ETN will have declined to near zero by the Maturity Date of the ETNs, and likely significantly sooner. As the Accelerated Redemption Amount is determined over a period of five consecutive Index Business Days (the Accelerated Valuation Period), investors who are subject to acceleration of the ETNs at our option will be subject to the decay effect for those five consecutive Index Business Days. For an illustration of how the decay effect works, please refer to “Hypothetical Examples” in this pricing supplement.

Further, over a longer holding period, the Index is more likely to experience a dramatic price movement that may result in the Intraday Indicative Value becoming equal to or less than fifteen percent (15%) of the prior day’s Closing Indicative Value. Upon such an event, the ETNs may be accelerated and you will likely lose all or a substantial portion of your investment.

The ETNs are not suitable for investors who plan to hold them for a period of more than one day, as any holding period of greater than one day is very likely to sustain significant losses, even if the Index appreciates (in the case of the Leveraged Long ETNs) or depreciates (in the case of the Leveraged Inverse ETNs) over the relevant time period. Although the decay effect is more likely to manifest itself the longer the ETNs are held, the decay effect can have a significant impact on ETN performance even over a period as short as two days. See “Hypothetical Examples” above for hypothetical illustrations of the decay effect on the ETNs. If you hold the ETNs as a long-term investment, you may lose all or a substantial portion of your investment.

The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of an investment linked to the Index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable. The ETNs may not be appropriate for investors who intend to hold positions in an attempt to generate returns over periods different than one day. Any decision to hold the ETNs for more than one day should be made with great care and only as a result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period.

Despite the title of the ETNs, the leveraged exposure of the ETNs will differ from three times if you purchase them intraday.

If you purchase any ETNs at a price other than the most recent Closing Indicative Value, the effective amount of leverage provided by those ETNs from the time of purchase until the next determination of the Closing Indicative Value will differ from the three times or negative three times leverage ratio targeted by the ETNs. In general, if you buy the ETNs at a price that is higher than the most recent Closing Indicative Value, the effective leverage will be less than three times (in absolute value terms, in the case of the Leveraged Long ETNs), and if you buy the ETNs at a price that is lower than the most recent Closing Indicative Value, the effective leverage will be greater than three times (in absolute value terms, in the case of the Leveraged Long ETNs). If you buy the ETNs at a price that is lower than the most recent Closing Indicative Value, the effective leverage will be less than three times (in absolute value terms, in the case of the Leveraged Inverse ETNs), and if you buy the ETNs at a price that is higher than the most recent Closing Indicative Value, the effective leverage will be greater than three times (in absolute value terms, in the case of the Leveraged Inverse ETNs). The greater the deviation of your purchase price from the most recent Closing Indicative Value, the greater the deviation from three times or negative three times leverage, as applicable. Because the ETNs are intended to be daily trading products, it is expected that investors will buy the ETNs intraday at a price that differs from the most recent Closing Indicative Value, and it is therefore expected that investors will have effective leverage that differs from three times.

The table below illustrates what the effective amount of leverage provided by the ETNs would be, as measured from the intraday Index level at the time of purchase to the closing level of the Index used to determine the next Closing Indicative Value, for a range of hypothetical changes in the intraday level of the Index from its prior closing level at the time of purchase. The table below is based on a hypothetical Closing Indicative Value on the prior Index Business Day for each ETN of $50.00 and a hypothetical closing level of the Index on the prior Index Business Day of 100.00. For simplicity, the table disregards the effect of the Daily Accrual and the Daily Investor Fee and assumes that the price at which the ETNs can be purchased in the market is equal to their Intraday Indicative Value. If the ETNs were not purchased at their Intraday Indicative Value, or if the Daily Accrual and the Daily Investor Fee were taken into account, the effective leverage indicated below would be different.

Column A of the table below sets forth various hypothetical intraday levels of the Index at the time of the intraday purchase of the ETNs. Column B indicates the percentage change represented by the corresponding intraday level in Column A from the hypothetical closing level of the Index of 100.00 on the prior Index Business Day. Column C indicates the hypothetical intraday purchase price of the Leveraged Inverse ETNs based on the corresponding hypothetical intraday Index level in Column A; Column F indicates the same for the Leveraged Long ETNs. Column D indicates the hypothetical exposure to natural gas commodities futures contracts represented by the Leveraged Inverse ETNs based on the hypothetical intraday Index level in Column A; Column G indicates the same for the Leveraged Long ETNs. The “exposure” of the ETNs indicated in Columns D and G represents the notional value of the natural gas commodities futures contract(s) corresponding to a single ETN at the time of intraday purchase (a positive value for the Leveraged Long ETNs, and a negative value for the Leveraged Inverse ETNs).

A: Intraday Index level	B: % change in level of the Index	C: hypothetical price of 3x Inverse Natural Gas ETNs C=$50*(1-3*B)	D: Hypothetical notional exposure of 3x Inverse Natural Gas ETNs D=$50*(1+B)*-3	E: Effective leverage amount of 3x Inverse Natural Gas ETNs E=D/C	F: Hypothetical price of 3x Long Natural Gas ETNs E=$50*(1+3*B)	G: Hypothetical notional exposure of 3x Long Natural Gas ETNs G=$50*(1+B)*3	H: Effective leverage amount of 3x Long Natural Gas ETNs E=G/F
120.00	20%	$20.00	-$180.00	-9.00	$80.00	$180.00	2.25
115.00	15%	$27.50	-$172.50	-6.27	$72.50	$172.50	2.38

110.00	10%	$35.00	-$165.00	-4.71	$65.00	$165.00	2.54
105.00	5%	$42.50	-$157.50	-3.71	$57.50	$157.50	2.74
104.00	4%	$44.00	-$156.00	-3.55	$56.00	$156.00	2.79
103.00	3%	$45.50	-$154.50	-3.40	$54.50	$154.50	2.83
102.00	2%	$47.00	-$153.00	-3.26	$53.00	$153.00	2.89
101.00	1%	$48.50	-$151.50	-3.12	$51.50	$151.50	2.94
100.00	0%	$50.00	-$150.00	-3.00	$50.00	$150.00	3.00
99.00	-1%	$51.50	-$148.50	-2.88	$48.50	$148.50	3.06
98.00	-2%	$53.00	-$147.00	-2.77	$47.00	$147.00	3.13
97.00	-3%	$54.50	-$145.50	-2.67	$45.50	$145.50	3.20
96.00	-4%	$56.00	-$144.00	-2.57	$44.00	$144.00	3.27
95.00	-5%	$57.50	-$142.50	-2.48	$42.50	$142.50	3.35
85.00	-15%	$72.50	-$127.50	-1.76	$27.50	$127.50	4.64
80.00	-20%	$80.00	-$120.00	-1.50	$20.00	$120.00	6.00

The above table shows that if the intraday Index level increases during the Index Business Day for each ETN, your effective leverage (a) increases (in absolute value terms) from three times leveraged inverse for the Leveraged Inverse ETNs and (b) decreases from three times leveraged long for the Leveraged Long ETNs. For example, if the intraday Index level increases by 20%, your effective leverage (a) increases (in absolute value terms) from 3 to 9 for the Leveraged Inverse ETNs and (b) decreases from 3 to 2.25 for the Leveraged Long ETNs.

The above table also shows that if the intraday Index level decreases since the last determination of the Closing Indicative Value for such ETNs, your effective leverage (a) decreases (in absolute value terms) from three times leveraged inverse for the Leveraged Inverse ETNs and (b) increases from three times leveraged long for the Leveraged Long ETNs. For example, if the intraday Index level decreases by 20%, your effective leverage (a) decreases (in absolute value terms) from -3 to -1.5 for the Leveraged Inverse ETNs and (b) increases from 3 to 6 for the Leveraged Long ETNs.

As used above, the term “effective leverage” refers to the ratio between the percentage change in the Indicative Value of the ETNs (from the price you pay for them to the next Closing Indicative Value) and the percentage change in the level of the Index (from the intraday Index level at the time you buy the ETNs to the next closing level of the Index). For example, assume you purchased the Leveraged Long ETNs above at a time when the intraday Index level is 95.00, for a price of $42.50 per ETN, which is less than the most recent Closing Indicative Value of $50.00. If the next closing level of the Index is $27.50 (a 10% decline from the intraday Index level of 95.00 at the time of purchase), the next Closing Indicative Value would be $28.2625, which is approximately 33.50% less than the $42.50 price you paid for them. In this example, the decline in value of the ETNs is approximately 3.35 times greater than the 10% decline in the level of the Index, for effective leverage of approximately 3.35. As this example illustrates, if you buy the ETNs at an intraday purchase price that is less than the most recent Closing Indicative Value, your effective leverage will be greater than three times. Now assume you had instead purchased the Leveraged Inverse ETNs at a time when the intraday Index level is 95.00, for a purchase price of $57.50, which is greater than the most recent Closing Indicative Value of $50.00. If the next closing level of the Index is $72.50 (a 10% decrease from the intraday Index level of 95.00 at the time of purchase), the next Closing Indicative Value would be $71.76, which is approximately 24.8% greater than the $57.50 price you paid for them. In this example, the increase in value of the ETNs is approximately 2.48 times greater than the decline in the level of the Index, for effective leverage of approximately -2.48. As this example illustrates, if you buy the ETNs at an intraday purchase price that is greater than the most recent Closing Indicative Value, your effective leverage will be less than three times.

You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies

The ETNs are designed to reflect a leveraged long or leveraged inverse exposure, as applicable, to the performance of the Index on a daily basis. As such, the ETNs will be more volatile than a non-leveraged investment linked to the Index. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies.

The ETNs are subject to the credit risk of Credit Suisse

Although the return on the ETNs will be based on the performance of the Index, the payment of any amount due on the ETNs, including any payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Any decline in our credit ratings may affect the market value of the ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of the ETNs.

The ETNs are not a suitable investment for you

The ETNs are not a suitable investment for you if:

•	You do not seek exposure to fluctuations in the price of natural gas futures in general and in the performance of the Index in particular.

•	You seek a guaranteed return of your investment.

•	You seek an investment with a longer investment objective than one day.

•	You are unwilling to actively and frequently monitor your investment in the ETNs.

•	You seek an investment in an ETN whose trading hours correspond with the calculation hours of its Indicative Value.

•	You believe the level of the Index will decrease (if you invest in the Leveraged Long ETNs) or increase (if you invest in the Leveraged Inverse ETNs) or will not increase (if you invest in the Leveraged Long ETNs) or decrease (if you invest in the Leveraged Inverse ETNs) by an amount, and at a time or times, sufficient to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•	You seek current income from your investment.

•	You prefer a direct investment that tracks the spot price of natural gas or buying or holding natural gas rather than exposure to the commodities futures contracts composing the Index tracked by the ETNs.

•	You are not a sophisticated investor or you seek an investment for purposes other than expressing short-term market views or managing daily trading risks.

•	You do not want to pay the Daily Investor Fee, the Early Redemption Charge or the creation fee, which are charged on the ETNs and that will reduce your return (or increase your loss, as applicable) on your investment.

Owning the ETNs is not the same as owning natural gas or commodity futures contracts directly and the ETNs do not offer direct exposure to the spot price of natural gas

The return on your ETNs will not reflect the return you would have realized if you had actually owned natural gas or commodities futures contracts and held such investment for a similar period. Furthermore, the Index is composed of natural gas commodities futures contracts and, therefore, does not offer direct exposure to the spot price of natural gas. The price of a futures contract on a commodity is the price of the commodity for delivery on a specified date or during a specified period in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the futures contracts price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures contract market (and vice versa). Accordingly, the ETNs may underperform a similar investment that is linked to the spot price of natural gas.

The ETNs are linked to an excess return index, and not a total return index

The ETNs are linked to an excess return index, and not a total return index. Because the Index is an excess return index, it is calculated based solely on the changes in the settlement prices of the relevant natural gas futures contracts and, unlike a total return index based on such futures contracts, the Index does not reflect interest that could be earned on funds committed to the trading of the underlying futures contracts. Therefore, investing in the ETNs will likely not generate the same return as would be generated if the ETNs were linked to a total return index related to the relevant futures contracts.

The Daily Accrual is based on the three-month U.S. Treasury rate and therefore the value of the ETNs may be adversely impacted by decreases in this rate

The Daily Accrual is an amount that accrues at the three-month U.S. Treasury rate on each Index Business Day’s Closing Indicative Value. This rate fluctuates and, accordingly, the lower this rate is, the lower the Daily Accrual on the ETNs will be.

A “contango” futures contracts market will have an adverse effect on the Indicative Value of the Leveraged Long ETNs and a “backwardated” futures contracts market will have an adverse effect on the Indicative Value of the Leveraged Inverse ETNs

The Index rolls futures contracts

The Index provides returns from a hypothetical long position in natural gas futures contracts that is “rolled” forward into the next month’s futures contract expiration over a period of five consecutive S&P GSCI business days beginning on the fifth S&P GSCI business day of each calendar month (the “roll period”). On each day of the roll period, the “roll weights” of the first nearby futures contract expiration and the next more distant futures contract expiration into which it is rolled are adjusted, so that the hypothetical position in the natural gas futures contracts is gradually shifted during the roll period from the first nearby futures contract expiration to the next month’s futures contract expiration.

A “contango” futures contracts market

A market where the price of the futures contracts having later expirations is greater than the price of futures contracts having earlier expirations is referred to as a “contango” market. The “rolling” feature of the Index in a contango market creates a significant negative effect on the level of the Index—which we refer to as a “negative roll yield”—that is independent of the performance of the Index. The negative roll yield arises because the Index’s rolling process notionally “sells” less expensive futures contracts having an earlier expiration and notionally “buys” more expensive futures contracts having a later expiration.

This “buy high, sell low” activity resulting from the rolling process in a contango market adversely affects the performance of the Index, which, in turn, adversely affects the performance of the Leveraged Long ETNs and favorably affects the performance of the Leveraged Inverse ETNs.

A “backwardated” futures contracts market

A market where the price of futures contracts having later expirations is less than the price of futures contracts having earlier expirations is referred to as a “backwardated” market. The “rolling” feature of the Index in a backwardated market creates a favorable effect on the level of the Index—which we refer to as a “positive roll yield”—that is independent of the performance of the Index. The positive roll yield arises because the Index’s rolling process results in the notional “selling” of more expensive futures contracts having an earlier expiration and notionally “buying” less expensive futures contracts having a later expiration.

This “buy low, sell high” activity resulting from the rolling process in a backwardated market favorably affects the performance of the Index which, in turn, adversely affects the performance of the Leveraged Inverse ETNs and favorably affects the performance of the Leveraged Long ETNs.

There is concentration risk associated with the ETNs

The ETNs reflect a leveraged long or leveraged inverse position, as applicable, in the Index, which tracks a futures contract on a single commodity, and thus are much less diversified than funds, investment portfolios or Index investing in or tracking a broader range of products. The price of natural futures contracts may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the ETNs are linked to an Index reflecting a concentrated investment, they carry greater risk and may be more volatile than a security linked to the prices of multiple assets or a broad-based index. You will not benefit, with respect to the ETNs, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.

If the Closing Indicative Value for the ETNs increases from one day to the next, any subsequent adverse daily performance of the Index will result in a larger decrease in the level of such Closing Indicative Value than if the current Closing Indicative Value had remained constant

If the Closing Indicative Value for the ETNs increases from one day to the next, the amount of decrease of such Closing Indicative Value resulting from a subsequent adverse daily performance of the Index will increase correspondingly. This is because the applicable Daily ETN Performance will be applied to a greater Closing Indicative Value. As such, the amount of decrease from any adverse daily performance of the Index will be more than if the Closing Indicative Value were maintained constant. This means that if the Closing Indicative Value for the ETNs increases from one day to the next as a result of the level of the Index increasing, in the case of the Leveraged Long ETNs, or decreasing, in the case of the Leveraged Inverse ETNs, by a certain percentage, it will take a smaller percentage decrease, in the case of the Leveraged Long ETNs, or increase, in the case of the Leveraged Inverse ETNs, in the level of the Index to decrease such Closing Indicative Value (and subsequently the value of your investment) to its value prior to such increase. If you invest in the 3x Long Natural Gas ETNs or the 3x Inverse Natural Gas ETNs and the Closing Indicative Value for such ETNs increases from one day to the next, you will lose more than 3% of its value before such increase for each 1% of adverse daily performance of the Index.

If the Closing Indicative Value for the ETNs decreases from one day to the next, any subsequent beneficial daily performance of the Index will result in a smaller increase in the level of such Closing Indicative Value than if the current Closing Indicative Value had remained constant

If the Closing Indicative Value for the ETNs decreases from one day to the next, the amount of increase of such Closing Indicative Value resulting from a subsequent beneficial daily performance of the Index will decrease correspondingly. This is because the applicable Daily ETN Performance will be applied to a lesser Closing Indicative Value. As such, the amount of increase from any beneficial daily performance of the Index will be less than if the Closing Indicative Value were maintained constant. This means that if the Closing Indicative Value for the ETNs decreases from one day to the next as a result of the level of the Index decreasing, in the case of the Leveraged Long ETNs, or increasing, in the case of the Leveraged Inverse ETNs, by a certain percentage, it will take a larger percentage increase, in the case of the Leveraged Long ETNs, or decrease, in the case of the Leveraged Inverse ETNs, in the level of the Index to increase such Closing Indicative Value (and subsequently the value of your investment) to its value prior to such decrease. If you invest in the 3x Long Natural Gas ETNs or the 3x Inverse Natural Gas ETNs and the Closing Indicative Value for such ETNs decreases from one day to the next, you will gain less than 3% of its value before such decrease for each 1% of beneficial daily performance of the Index.

If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day, the Closing Indicative Value for such ETNs on that day, and all future days, will be zero. The Intraday Indicative Value can equal or be less than zero at any time if the intraday level of the Index at such time has decreased, in the case of the Leveraged Long ETNs, or increased, in the case of the Leveraged Inverse ETNs, by approximately 33.33% (or possibly less) from the previous closing level of the Index. Under these circumstances, you will lose all of your investment in such ETNs.

Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

It is possible that the ETNs may be accelerated due to a fall in the Intraday Indicative Value to 15% or less than the prior day’s Closing Indicative Value and your investment will be lost before the scheduled maturity of the ETNs

Because the performance of the Index is calculated on a daily basis, rather than only upon redemption, acceleration or at maturity, if there is a severe adverse daily performance for the Index during the term of the ETNs, including outside of exchange trading hours for the ETNs, the Intraday Indicative Value on any Index Business Day could be reduced to 15% or less of the prior day’s Closing Indicative Value for such ETNs. If this occurs, we may choose, but are not obligated, to exercise our right to effect an Event Acceleration of such ETNs for an amount equal to the Accelerated Redemption Amount for such ETNs and you may lose some or all of your investment if the Closing Indicative Value on such day is zero.

The ETNs may be accelerated at any time on or after the Inception Date or if an Acceleration Event has occurred or is continuing and we choose to exercise our right to effect an Event Acceleration

We have the right to accelerate any ETN and pay you an amount equal to the arithmetic average of the Closing Indicative Values for such ETNs during the applicable Accelerated Valuation Period, on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event has occurred or is continuing with respect to any ETN in our or the Calculation Agents’ determination, we may choose, but are not obligated, to accelerate all outstanding ETNs (provided that we will be obligated to accelerate all outstanding ETNs in the event that JHD exercises their right to cause an early acceleration due to the termination of our agreement with them in certain circumstances) (an “Event Acceleration”).

As discussed in the section “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” the type of events that may trigger an Event Acceleration are (a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents; (b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) has a material adverse effect on the ability of the Issuer, our affiliates’, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the ETNs; (c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSI to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs; (d) any event, as determined by us or CSI, as one of the Calculation Agents, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset; (e) if, at any point, the Intraday Indicative Value for the ETNs is equal to or less than fifteen percent (15%) of the prior day’s Closing Indicative Value for such ETNs; (f) if the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable; (g) if any of the initial Calculation Agents ceases to be a Calculation Agent hereunder; or (h) JHD exercises their right to cause an early acceleration due to the termination of our agreement with them in certain circumstances. If we accelerate the ETNs, you will only receive the Closing Indicative Value for such ETNs and you will not receive any other compensation or amount for the loss of the investment opportunity of holding such ETNs. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

Furthermore, if we choose to exercise our right to effect an Optional Acceleration or an Event Acceleration and the ETNs are accelerated, you will lose the opportunity to continue to hold your ETNs and participate in any future increases or decreases in the Index, as applicable, and you may be unable to invest in other securities with a risk/return profile similar to that of the ETNs.

If an Acceleration Event occurs, we may replace the Index with a Substitute Index

If an Acceleration Event occurs at any time with respect to any ETNs (other than an Acceleration Event that obligates us to accelerate all such outstanding ETNs) and we do not exercise our right to effect an Event Acceleration of such ETNs, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under such ETNs, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Substitute Index instead. If the Calculation Agents elect to replace the original Index for the ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such ETNs by reference to the Substitute Index. In these circumstances, the Calculation Agents may elect to replace the Index with the Substitute Index even if the Index Sponsor continues to publish the Index without modification, replacement or adjustment. Any such replacement of the Index with the Substitute Index will affect the amount you will receive at maturity, upon redemption or upon acceleration and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such replacement.

We may extend the scheduled Maturity Date of the ETNs for up to two additional five-year periods

The scheduled Maturity Date for the ETNs is initially February 9, 2032. We may, at our option, extend the maturity of the ETNs for up to two additional five-year periods. We may only extend the scheduled Maturity Date for the ETNs for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for each ETN) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date for such ETNs. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

The Calculation Agents may modify the Index

The Calculation Agents may modify the Index or adjust the method of its calculation if they determine that the publication of the Index is discontinued and there is no Successor Index. In that case, the Calculation Agents will determine the level of the Index, and thus the Redemption Amount, using a computation methodology that the Calculation Agents determine will as closely as reasonably possible replicate the Index.

If the Calculation Agents determine that the Index, the futures contracts included in the Index or the method of calculating the Index is changed at any time in any respect—including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the futures contracts included in the Index, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agents will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as they believe are appropriate to ensure that the closing level of the Index used to determine the Redemption Amount is equitable. The Calculation Agents may make any such modification or adjustment even if the Index Sponsor continues to publish the Index without a similar modification or adjustment.

Any modification to the Index or adjustment to its method of calculation will affect the amount you will receive upon redemption, upon acceleration or maturity and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment.

Even if the closing level of the Index on the Valuation Date (or Valuation Dates, in the case of an acceleration of the ETNs) exceeds, in the case of the Leveraged Long ETNs, or is less than, in the case of the Leveraged Inverse ETNs, the initial closing level of the Index on the date of your investment, you may receive less than the amount of your investment in the ETNs

Because the Daily Investor Fee (and, if applicable, the Early Redemption Charge and the creation fee) reduces the return you may receive on your ETNs, the level of the Index must increase significantly, in the case of the Leveraged Long ETNs, or decrease significantly, in the case of the Leveraged Inverse ETNs, in order for you to receive at least the amount of your investment upon sale, redemption, acceleration or maturity of the ETNs. If the level of the Index decreases or does not increase sufficiently, in the case of the Leveraged Long ETNs, or increases or does not decrease sufficiently, in the case of the Leveraged Inverse ETNs, to offset the effect of the Daily Investor Fee over the time you hold the ETNs (and, if applicable, the Early Redemption Charge), you will receive less than the amount of your investment in the ETNs upon redemption, acceleration or maturity of the ETNs. For more information on how the Daily Investor Fee affects the value of the ETNs, see “Hypothetical Examples.”

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

To exercise your right to cause us to redeem any ETNs on any Early Redemption Date, you must offer for redemption 25,000 such ETNs, the Minimum Redemption Amount, or integral multiples in excess thereof at one time and you must cause your broker to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to JHD (the “Redemption Agent”) via email or other electronic delivery as requested by the Redemption Agent. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the first immediately following Index Business Day for the applicable ETNs on which a Market Disruption Event has not occurred nor is continuing will be the applicable “Early Redemption Valuation Date” for such ETNs. Otherwise, the second following Index Business Day for such ETNs on which a Market Disruption Event has not occurred nor is continuing will be the applicable Early Redemption Valuation Date. If the Redemption Agent receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, the Redemption Agent will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. The Redemption Agent or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective.

Also, because of the timing requirements of your offer for early redemption, settlement of any early redemption by us will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after the Redemption Agent receives your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Indicative Value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

An investment in the ETNs will be subject to costs, fees and other charges

An investment in the ETNs will be subject to a Daily Investor Fee, an Early Redemption Charge and a creation fee. The Daily Investor Fee will accrue daily and will equal the product of (1) the Closing Indicative Value for such ETNs on the immediately preceding Index Business Day for such ETNs, times (2)(a) the Investor Fee Factor for such ETNs, times (b) 1/365, times (c) the number of calendar days from, and including, the immediately prior Index Business Day for such ETNs to, but excluding, the date of determination. The Daily Investor Fee is deemed to equal zero on any day that is not an Index Business Day. The Daily Investor Fee will continue to accrue on the Closing Indicative Value on any Index Business Day in the Accelerated Valuation Period. The Daily Investor Fee reduces the daily return of each ETN.

An Early Redemption Charge of 0.05% per ETN will be charged upon an early redemption. We will charge a fee of 0.05% times the Closing Indicative Value per ETN upon an early redemption. The imposition of the fee will mean that you will not receive the full amount of the Closing Indicative Value upon an early redemption at your election and your return will be reduced as a result.

At any time we price the sale of the ETNs after the date hereof, we expect to receive proceeds equal to 100% of the Indicative Value of such ETNs at such time, less any commissions paid to CSSU or any other agent. As such, commissions may apply or may be paid on any such sales. For any ETN we issue to CSSU on or after the date hereof, CSSU is expected to charge a creation fee of up to approximately 0.15% times the Closing Indicative Value of such ETN on the date on which we price such ETN; provided, however that CSSU may from time to time increase or decrease the creation fee. When investing in the ETNs, you should consider the impact of each of the Daily Investor Fee, the Early Redemption Charge and the creation fee and the corresponding reduction in your return on each ETN.

In addition, there may be transaction costs associated with the purchase or sale of any ETN in the secondary market and as a result the amount you pay may be greater than the market price at that time of purchase or the amount you receive may be less than the market price at that time of sale.

When selling or purchasing the ETNs, you should consider the impact of these costs, fees and other charges.

You will not know the Early Redemption Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem the ETNs prior to maturity, you must cause your broker or other person with whom you hold the ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein) by no later than 4:00 p.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Early Redemption Valuation Date, and as such you will not know the Early Redemption Amount for the ETNs at the time you make an irrevocable election to redeem the ETNs. The Early Redemption Amount for the ETNs on the applicable Early Redemption Valuation Date may be substantially less than it would have been on the prior day and may be zero.

You will not benefit from any change in the level of the Index if such change is not reflected in the level of the Index on the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of the ETNs)

If the Index does not increase, in the case of the Leveraged Long ETNs, or decrease, in the case of the Leveraged Inverse ETNs, by an amount sufficient to offset the effect of the Daily Investor Fee and, in the case of an early redemption, the Early Redemption Charge, between the date of your investment and the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of the ETNs), we will pay you less than the amount of your ETNs at maturity or upon early redemption or acceleration. This will be true even if the level of the Index as of some date or dates prior to the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of the ETNs) would have been sufficiently high, in the case of the Leveraged Long ETNs, or low, in the case of the Leveraged Inverse ETNs, to offset the effect of the Daily Investor Fee and Early Redemption Charge.

The formula for determining the applicable Redemption Amount does not take into account all developments in the Index

Changes in the level of the Index during the term of the ETNs before the Valuation Date (or Valuation Dates, in the case of an acceleration of the ETNs) will not necessarily be reflected in the calculation of the applicable Redemption Amount. The Calculation Agents will calculate the applicable Redemption Amount by utilizing the Closing Indicative Value on the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of the ETNs). No other level of the Index, Closing Indicative Values or Intraday Indicative Values will be taken into account. As a result, you may lose a significant part of your investment even if the level of the Index has risen, in the case of the Leveraged Long ETNs, or declined, in the case of the Leveraged Inverse ETNs, at certain times during the term of the ETNs.

Past performance of the Index is no guide to future performance

The actual performance of the Index over the term of the offered ETNs may bear little relation to the historical values of the Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.

The Calculation Agents will have the authority to make determinations that could affect the market value of the ETNs and the amount of any payment due on the ETNs

The Calculation Agents for the ETNs will have discretion in making various determinations that affect the ETNs, including the Closing Indicative Values, the applicable Redemption Amount, the occurrence and effects of an Acceleration Event and the existence and effects of Market Disruption Events. The exercise of this discretion by the Calculation Agents could adversely affect the value of the ETNs and may present the Calculation Agents with a conflict of interest of the kind described below under “There may be conflicts of interest between you, us, the Redemption Agent, and the Calculation Agents.”

Credit Suisse is subject to Swiss Regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part.

The market price of the ETNs may be influenced by many unpredictable factors

The market value of the ETNs will fluctuate between the date you purchase them and the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of the ETNs). You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of the ETNs, as well as the applicable Redemption Amount:

•	the level of the Index at any time,

•	prevailing market prices and forward volatility levels of the U.S. stock markets and the futures contracts included in the Index, and prevailing market prices of options on the Index, relevant futures contracts on the Index, or any other financial instruments related to the Index,

•	the level of contango or backwardation in the markets for futures contracts on the Index and the roll costs associated with maintaining a rolling position in such futures contracts,

•	the liquidity of any option or futures contracts relating to the Index or the futures contracts included in the Index,

•	economic, financial, regulatory, political, geographical, judicial, military and other events that affect commodities markets generally, the Index or the relevant futures contracts included in the Index,

•	supply and demand for the ETNs in the secondary market, including but not limited to, our inventory positions or those of any market maker or other person or entity who is trading the ETNs and any decision we make not to issue additional ETNs or to cease or suspend sales of ETNs from inventory, or the subsequent resumption of any such activity (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),

•	global supply and demand for natural gas which is influenced by such factors as forward selling by natural gas producers, purchases made by natural gas producers to unwind natural gas hedge positions, central bank purchases and sales of natural gas and production and cost levels in major natural gas-producing countries,

•	interest and yield rates and rate spreads in the markets,

•	the financial condition or credit rating of the U.S. government

•	the time remaining until the ETNs mature,

•	supply and demand in listed and over-the-counter commodities markets,

•	supply and demand as well as hedging activities in the commodities market, and

•	the actual or perceived creditworthiness of Credit Suisse.

You cannot predict the future performance of the Index based on the historical performance of the option or futures contracts relating to the Index or the futures contracts included in the Index. The factors interrelate in complex ways, and the effect of one factor on the market value of the ETNs may offset or enhance the effect of another factor.

The liquidity of the market for the ETNs may vary materially over time

We sold a portion of the ETNs on the Initial Settlement Date, and additional ETNs may be issued and sold from time to time through CSSU, an affiliate of ours. We may sell additional ETNs to investors or to dealers from time to time. We cannot predict how much investor demand there will be for the ETNs. The number of ETNs outstanding could be reduced at any time due to redemptions of the ETNs by Credit Suisse as described in this pricing supplement. In addition, we may hold issued and outstanding ETNs in our inventory, including for the purpose of lending to broker-dealers and other market participants. Furthermore, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may elect to offer your ETNs for early redemption by Credit Suisse prior to maturity, such early redemption is subject to restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to us at one time.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market

The ETNs track the daily performance of the Index, as reflected by their Intraday Indicative Value and the Closing Indicative Value. The Intraday Indicative Value and the Closing Indicative Value of the ETNs is not the same as the closing price or any other trading price of such ETNs in the secondary market, if one exists. For each ETN, the Intraday Indicative Value and the Closing Indicative Value are designed to approximate the economic value of such ETN at a given time. The Intraday Indicative Value at a given time and the Closing Indicative Value on each Index Business Day following the Inception Date for each ETN will each be determined according to a formula.

By contrast, the trading price of the ETNs at any time is the price at which you may be able to sell your ETNs at such time in the secondary market, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of any ETN at any time may vary significantly from the Intraday Indicative Value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Because the Intraday Indicative Value is based on the intraday levels of the Index, however, it will reflect lags and other disruptions and suspensions that affect the Index. Because the Intraday

Indicative Value is based on the intraday levels of the Index, however, it will reflect lags and other disruptions and suspensions that affect the Index. For example, because the real-time calculation and publication of the intraday level of the Index will be suspended after approximately 2:30 p.m., New York City time, the published Intraday Indicative Value will passively track the suspended level of the Index during such period, and, as a result, the Intraday Indicative Value will not reflect any trading in NYMEX natural gas futures contracts that takes place during that time. See “Risk Factors—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value. The trading price of any ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists” in this pricing supplement.

Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or acceleration. The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Intraday Indicative Value, although there can be no assurance that the arbitrageurs will employ the redemption feature in this manner.

Additionally, the Indicative Value of an ETN may not correspond to its trading price due to differences in timing. The ETNs trade on the NYSE Arca from approximately 9:30 a.m. to 4:00 p.m., New York City time, and may also trade during after-hours trading. The Intraday Indicative Value of each of the ETNs, however, will typically be calculated as of approximately 9:30 a.m. to approximately 4:15 p.m., New York City time. Between approximately 2:30 p.m., New York City time, and the close of trading in the ETNs on the NYSE Arca on each Index Business Day, the published Intraday Indicative Value will not be based on fully up-to-date information (which will not be available), and the trading price of the ETNs is likely to diverge from the published Intraday Indicative Value.

The natural gas futures contracts included in the Index trade between the hours of 6:00 p.m. to 5:00 p.m. on each Index Business Day. During the time when these futures contracts trade but the NYSE Arca is closed and/or the Intraday Indicative Value is not calculated and published, there could be market developments or other events that cause or exacerbate the difference between the trading price of an ETN, the most recent Indicative Value and/or the value of the futures contracts included in the Index.

If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day on which a Market Disruption Event has not occurred nor is continuing, the Closing Indicative Value on that day, and all future days, will be zero, and you will lose your entire investment in the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

We may, without providing you notice or obtaining your consent, create and issue any ETN in addition to those offered by this pricing supplement having the same terms and conditions as such ETN. However, we are under no obligation to sell such additional ETNs at any time, and we may suspend issuance of such new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of such ETNs in the secondary market could be materially and adversely affected, including the creation of a premium or an increase or decline in the existing premium over the Intraday Indicative Value of such ETN. Before trading in the secondary market, you should compare the then-prevailing Intraday Indicative Value with the then-prevailing trading price of such ETN. Any premium may be reduced or eliminated at any time.

The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value

If you sell your ETNs on the secondary market, you will receive the market price for your ETNs, which may be substantially above or below the Closing Indicative Value and/or the Intraday Indicative Value. Paying a premium purchase price over the Intraday Indicative Value could lead to significant losses if you sell or redeem your ETNs at a time when such premium is no longer present in the market place or if we exercise our right to redeem the ETNs. Furthermore, if you sell your ETNs at a price which reflects a discount below the Closing Indicative Value, you may experience a significant loss.

A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. For example, a premium or discount may arise due to imbalances in the supply and demand of the ETNs (including as a result of any decision of ours to issue, stop issuing or resume issuing additional ETNs) and/or futures contracts included in the Index and derivatives related to the ETNs and the Index itself, trading disruptions or limitations to any of the forgoing, or the occurrence or continuation of a Market Disruption Event. Premiums and discounts can also arise as a result of timing mismatches that occur as a result of different trading hours between or among the ETNs, the futures contracts included in the Index, halts in trading of such futures contracts, or other derivative instruments, actions (or failure to take action) by the Index Sponsor or the Primary Exchange, transaction costs, credit considerations and bid-offer spreads. Technological issues or human error, such as mistakes by service providers, market participants and others can cause dislocations between the trading price of the ETNs and their Indicative Value. Low trading volumes of the ETNs can result in mismatches between the trading price and the Indicative Value. Finally, premiums or discounts can arise during periods of severe volatility.

The market price of the ETNs could be positive in a scenario where the Intraday Indicative Value of the ETNs had reached zero or negative or the Closing Indicative Value was zero. Because the Closing Indicative Value of the ETNs on that day and on all future days would be zero, any investors who purchase the ETNs under these circumstances at a price greater than zero would suffer a complete loss of their investment.

Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time), in which case investors will receive a cash payment in an amount equal to the Accelerated Redemption Amount. Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or at a discount to, as applicable, their Indicative Value.

We may, without providing you notice or obtaining your consent, create and issue ETNs that have the same terms and conditions as the ETNs offered by this pricing supplement. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including the creation of a premium or an increase or decline in the existing premium over the Intraday Indicative Value of the ETNs. Before trading in the secondary market, you should compare the then-prevailing Intraday Indicative Value with the then-prevailing trading price of the ETNs. Any premium may be reduced or eliminated at any time.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the applicable stated principal amount per ETN, based on the Indicative Value of such ETN at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling such additional ETNs at any time. If we start selling additional ETNs, we may stop selling such additional ETNs for any reason, which could materially and adversely affect the price and liquidity of such ETNs in the secondary market. Furthermore, the number of the ETNs stated at the top of the cover page of this pricing supplement is the maximum number of ETNs that we have currently authorized for issuance. We have no obligation to issue any ETN up to its maximum authorized number and may also reduce the maximum authorized number of each ETN at any time. Additionally, although we have the right to increase the authorized number of any ETN at any time, we have no obligation to do so, regardless of market demand for additional ETNs.

Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price that may have developed. Before trading in the secondary market, you should compare the then-prevailing Intraday Indicative Value with the then-prevailing trading price of the ETNs. Any premium may be reduced or eliminated at any time.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs, if investors subsequently exercise their right to have the ETNs redeemed by us. If the total number of outstanding ETNs has fallen to a level that is close to or below the Minimum Redemption Amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

Between approximately 2:30 p.m., New York City time, and the close of trading in the ETNs on the NYSE Arca on each Index Business Day, the published Intraday Indicative Value will not be based on fully up-to-date information (which will not be available), and the trading price of the ETNs is likely to diverge from the published Intraday Indicative Value.

The closing level of the Index on each Index Business Day is determined based on the daily settlement price of NYMEX natural gas futures contracts, which is typically determined as of approximately 2:28 p.m. to 2:30 p.m., New York City time, on each Index Business Day. Although the daily settlement price is typically determined as of this time, there is typically a time lag in the publication of the daily settlement price. As a result, the closing level of the Index (which is based on the daily settlement price) is typically not published until approximately 3:30 p.m., New York City time. For the remainder of that time period (typically after approximately 2:30 p.m., New York City time), the Index Sponsor suspends real-time calculation of the intraday level of the Index. The Intraday Indicative Value is calculated and disseminated from approximately 9:30 a.m. to approximately 4:15 p.m., New York City time, based on the most recently published intraday level of the Index.

The ETNs’ leveraged exposure to the Index is reset on each Index Business Day, subject to the occurrence or continuation of a Market Disruption Event, based on the Closing Indicative Value on that day, which in turn is based on the closing level of the Index, and which in turn is based on the daily settlement price of NYMEX natural gas futures contracts determined as of approximately 2:28 p.m. to 2:30 p.m., New York City time. Therefore, the ETNs’ leveraged exposure is effectively reset based on relevant futures contracts trading as of approximately 2:28 p.m. to 2:30 p.m., New York City time, on each Index Business Day. Because the Intraday Indicative Value is based on the intraday levels of the Index, however, it will reflect lags and other disruptions and suspensions that affect the Index. For example, because the real-time calculation and publication of the intraday level of the Index will be suspended after approximately 2:30 p.m., New York City time, the published Intraday Indicative Value will passively track the suspended level of the Index during such period and, as a result, the Intraday Indicative Value will not reflect any trading in NYMEX natural gas futures contracts that takes place during that time. See “Risk Factors—The actual trading price of the ETNs at any time may vary significantly from the Intraday Indicative Values of such ETNs at such time. The trading price of any ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists” in this pricing supplement. Furthermore, because the real-time calculation and publication of the intraday level of the Index will be suspended after approximately 2:30 p.m., New York City time, the Intraday Indicative Value will not reflect any trading in NYMEX natural gas futures contracts that takes place during that time. As a result, we expect there to be uncertainty about the intrinsic value of the ETNs during this time period, and the trading price of the ETNs is likely to diverge from the Intraday Indicative Value during this time period.

Any limitation or suspension on the issuance or sale of the ETNs may impact the trading price of the ETNs, including by creating a premium over the Indicative Value of the ETNs that may be reduced or eliminated at any time

Because our obligations under the ETNs are hedged through one or more of our affiliates, increases in the number of ETNs outstanding create corresponding increases in our exposure to the futures contracts included in the Index. In order to manage the risk of this exposure, we may impose a limitation or suspension on the number of ETNs to be issued. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the Indicative Value of the ETNs. In addition, any decrease in the supply of the ETNs due to any limitation or suspension on issuance may cause the ETNs to appear on NYSE Arca’s “threshold securities list,” indicating repeated delivery failure (which may be a sign of supply shortage) and requiring an actual borrowing of or a bona fide arrangement to borrow the ETNs in connection with a short sale. If arbitrageurs are unable to locate ETNs to sell short, the ETNs may trade at a premium, which may be significant, in relation to their Indicative Value.

Investors are cautioned that paying a premium over the Intraday Indicative Value at any time could lead to significant losses in the event the investor sells the ETNs in the secondary market at a time when such premium has declined or is no longer present in such market. Paying a premium over the Intraday Indicative Value could also lead to significant losses if the ETNs are redeemed by us at maturity or upon an early redemption or an acceleration at our option. In such cases, you will receive a cash payment based on the Closing Indicative Value on the Final Valuation Date, the Accelerated Valuation Date or any Early Redemption Valuation Date, as applicable, less the Early Redemption Charge, if applicable. Investors should consult their advisors before purchasing the ETNs, especially before purchasing ETNs in the secondary market that are trading at a premium to their Intraday Indicative Value. For more information, see “—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” above.

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments related to the ETNs and the Index may impair the value of the ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the futures contracts included in the Index, listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the Index or the futures contracts included in the Index, or other instruments linked to the Index or the futures contracts included in the Index, including certain exchange traded notes issued by Credit Suisse, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of the ETNs). We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these hedging activities may adversely affect the level of the Index—directly or indirectly by affecting the price of the futures contracts included in the Index or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Index—and therefore, the market value of the ETNs and the amount we will pay on the ETNs on the applicable Early Redemption Date, Acceleration Date or the Maturity Date. It is possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of the ETNs declines or becomes zero. Any profit in connection with such hedging activities will be in addition to any other compensation that our affiliates receive for the sale of the ETNs, which may create an additional incentive to sell the ETNs to you.

We, our affiliates or third parties with whom we transact may also engage in trading in or related to the ETNs, the futures contracts included in the Index, or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Index, or instruments whose returns are linked to the Index or the futures contracts included in the Index or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Index, including certain exchange traded notes issued by Credit Suisse, for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the Index—directly or indirectly by affecting the price of the futures contracts included in the Index or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Index—and therefore, the market value of the ETNs and the amount we will pay on the ETNs on the applicable Early Redemption Date, Acceleration Date or the Maturity Date. We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the Index or the futures contracts included in the Index or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Index. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of the ETNs and the amount we will pay on the ETNs on the applicable Early Redemption Date, Acceleration Date or the Maturity Date.

There may be conflicts of interest between you and us, the Redemption Agent and the Calculation Agents

CSI will also act as one of the Calculation Agents for the ETNs. As Calculation Agents, CSI and JHI will make determinations with respect to the ETNs. Among other things, JHI or its agent is responsible for computing and disseminating the Closing Indicative Value. The determinations may be adverse to you.

As noted above, we, our affiliates or third parties with whom we transact may engage in trading in or related to the ETNs, the Index and futures contracts included in the Index or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Index, or instruments whose returns are linked to the Index or the futures contracts included in the Index or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts included in the Index, for our or their proprietary accounts, for other accounts under our or their management, or to facilitate transactions, including block transactions, on behalf of customers. Such trading may present a conflict between your interest in the ETNs and the interests we, our affiliates or third parties with whom we transact will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. Such trading may negatively influence the level of the Index, and therefore the value of the ETNs, and therefore could be adverse to your interests as a beneficial owner of the ETNs.

We, our affiliates or third parties with whom we transact, the Redemption Agent, the Calculation Agents and their affiliates may have published, and in the future may publish, research reports with respect to the futures contracts included in the Index and with respect to the Index. Any of these activities by us, our affiliates or third parties with whom we transact, the Redemption Agent, the Calculation Agents or any of their affiliates may affect the level of the Index and, therefore, the market value of the ETNs and the amount we will pay on the ETNs on the applicable Early Redemption Date, Acceleration Date or the Maturity Date.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the applicable stated principal amount, based on the Indicative Value of such ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs at different prices but we are under no obligation to issue or sell such additional ETNs at any time, and if we do sell such additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling such additional ETNs at any time” above. In addition, we may from time to time purchase any outstanding ETNs in the open market or in other transactions, and we may use this pricing supplement together with the accompanying prospectus supplement and the prospectus in connection with resales of some or all of the purchased ETNs in the secondary market.

The policies of the Index Sponsor or the Primary Exchange and changes that affect the Index could affect the applicable Redemption Amount of the ETNs and their market value

The policies of the Index Sponsor or the Primary Exchange concerning the calculation of the level of the Index and the manner in which changes affecting the futures contracts included in the Index or option or futures contracts relating to the Index or the futures contracts included in the Index are reflected in the level of the Index could affect the applicable Redemption Amount of the ETNs on the applicable Early Redemption Date, Acceleration Date or the Maturity Date and the market value of the ETNs prior to that date. The applicable Redemption Amount of the ETNs and their market value could also be affected if the Index Sponsor or the Primary Exchange changes these policies, for example by changing the manner in which it calculates the level of the Index, by adding, deleting or substituting the futures contracts comprising the Index, or if the Index Sponsor or the Primary Exchange discontinues or suspends calculation or publication of the level of the Index, in which case it may become difficult to determine the intrinsic value of the ETNs. One example has been where the Index Sponsor holds the real-time calculation of intraday levels of an Index (commonly known as “auto holds”) based on certain thresholds, volatility or other factors as determined by the Index Sponsor, sometimes without prior notice. Under these circumstances, a comparison of the then current Intraday Indicative Value of the ETNs to the then prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

A futures contract underlying an Index may be replaced if such futures contract is terminated or replaced on the exchange where it is traded

The Index is composed of futures contracts on physical commodities (each, a “designated contract”). If any such designated contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by the Index Sponsor to replace that designated contract. The termination or replacement of any designated contract may have an adverse impact on the level of the Index and, therefore, the value of the ETNs.

We and our affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information

We and our affiliates are not affiliated with the Index Sponsor in any way (except for the arrangements discussed in “The Index—License Agreement” herein) and have no ability to control the Index Sponsor, including errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index or the S&P GSCI Indices (as defined in “The Index” herein). The Index Sponsor is under no obligation to continue to calculate any such S&P GSCI Indices nor is it required to calculate any successor index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the intrinsic value of the ETNs or the amount payable at maturity or upon redemption or acceleration. If the Calculation Agents determine in their sole discretion that no successor index to the Index exists, the Calculation Agents will determine the applicable level of the Index in its sole discretion.

You will have no rights against the entities with discretion over the Index

The Index Sponsor retains discretion over all aspects of the Index, including the design, implementation of and changes to its methodology. Any exercise or non-exercise of this discretion could affect the Index, including the calculation or dissemination of the Index, which could adversely affect the amount of any payment due on the ETNs and their market value.

As owner of the ETNs, you will have no rights against the Index Sponsor, even though the amount you receive at maturity or upon redemption or acceleration will depend on the level of the Index. By investing in the ETNs, you will not acquire any interest in the futures contracts included in the Index. The ETNs will be paid in cash, and you will have no right to receive delivery of natural gas or of any futures contract included in the Index. The Index Sponsor is not in any way involved in this offering and has no obligations relating to the ETNs or to the holders of the ETNs.

Our right to use the Index may be suspended or terminated

We have been granted, or will be granted, a nonexclusive right to use the Index and related trademarks in connection with the offering of the ETNs. If we breach our obligations under any license, the Index Sponsor to which such license relates may have the right to terminate the license. If the Index Sponsor chooses to terminate its license agreement with us, we may no longer have the right under the terms of the license agreement to use the Index and related trademarks in connection with the ETNs until their maturity. If our right to use the Index to which the ETNs are linked is suspended or terminated for any reason, it may become difficult for us to determine the level of such Index and consequently the payment at maturity or any other amounts payable on the ETNs. The Calculation Agents in this case will determine the level of the Index in their sole discretion.

The occurrence of a Market Disruption Event will affect the calculation of the Daily Index Performance, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing with respect to the ETNs on any Index Business Day for such ETNs, the Calculation Agents will determine the Daily Index Performance on such Index Business Day for such ETNs using an appropriate closing level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

In addition, if a Market Disruption Event occurs with respect to the ETNs, the calculation of the Daily Index Performance will be modified so that the applicable leverage does not reset until the first Index Business Day for such ETNs on which no Market Disruption Event is continuing. If a Market Disruption Event occurs or is continuing with respect to the ETNs on any Index Business Day for such ETNs (the “date of determination”), or if a Market Disruption Event occurred or was continuing with respect to the ETNs on the Index Business Day for such ETNs immediately preceding the date of determination, then the Daily Index Performance on the date of determination will be calculated according to an alternative formula, as described under “Specific Terms of the ETNs—Market Disruption Events.” The effect of the alternate formula is to suspend the daily compounding of leverage during any period in which a Market Disruption Event is continuing. As a result, the value of the ETNs may be adversely affected if a Market Disruption Event occurs.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not an Index Business Day, the Final Valuation Date will be postponed to the next following Index Business Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date.

The NYSE Arca may halt trading in the ETNs or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact investors’ ability to sell the ETNs

Trading in the ETNs may be halted due to market conditions or, in the judgment of the exchange, if necessary to protect investors or in the public interest. General exchange trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules based on a specified decline in a market index (e.g., the S&P 500® Index). In addition, a particular ETN may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of those ETNs within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at the then prevailing Intraday Indicative Value or at all. If the level of the Index declines (in the case of the Leveraged Long ETNs) or increases (in the case of the Leveraged Inverse ETNs) during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your ETNs for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on the exchange. In that circumstance, by the time you are finally able to sell your ETNs, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Additionally, the ability to short sell ETNs may be restricted when there is a 10% or greater change from the previous day’s official closing price. Exchange rules relating to these matters are subject to change from time to time.

No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date.

Although NYMEX natural gas futures contracts have extended trading hours, the ETNs will trade only during regular trading hours on the NYSE Arca or in after-hours trading

NYMEX natural gas oil futures contracts have extended trading hours. By contrast, the ETNs will trade on the NYSE Arca only during the hours that the NYSE Arca is open or in after-hours trading, if applicable. Significant movements in the price of natural gas futures contracts, and therefore the level of the Index, may take place at times when the NYSE Arca is closed, and you will not have the opportunity to trade the ETNs until the NYSE Arca is open. For example, an announcement or development that has a significant impact on NYMEX natural gas futures contracts prices may take place overnight in New York. By the time the NYSE Arca opens, a significant change in the price of NYMEX natural gas futures contracts may already have taken place, and the price at which you may be able to trade the ETNs may be significantly worse than the price you might have achieved had you been able to trade the ETNs sooner. The three times (long or inverse) leveraged exposure offered by each ETN magnifies the potential for significant losses to occur prior to your first opportunity to trade the ETNs. If the overnight movement is sufficiently great (approximately 33.33% taking into account the three times (long or inverse) leverage, or possibly less), the Intraday Indicative Value may be zero from the moment the ETNs begin to trade on the NYSE Arca.

The ETNs may not have an active trading market, and may not continue to be listed over the life of the ETNs

Although we have listed the ETNs on the NYSE Arca and the ETNs may trade in after-hours trading, there is no assurance that a trading market for the offered ETNs will continue. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market. Trading the ETNs during after-hours trading may involve trading at a time when there is no recent Indicative Value available, which would impair your ability to accurately assess the intrinsic value of the ETNs relative to the price, if any, available during such after-hours trading, including any premium or discount thereto.

No assurance can be given as to the existence and continuation of a secondary market (including an exchange listing) for the life of the offered ETNs, or the liquidity of any market for the offered ETNs. We are not required to maintain any listing of your ETNs on the NYSE Arca or any other exchange and the liquidity of the market for any ETN could vary materially over the term of the ETNs. The ETNs may cease to be listed on the NYSE Arca or any other exchange because they cease to meet the listing requirements of the exchange or because we elect in our sole discretion to discontinue the listing of the ETNs on any exchange. We may elect to discontinue the listing of the ETNs at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of the ETNs. If the ETNs cease to be listed on the NYSE Arca or any other exchange, the liquidity of the ETNs is likely to be significantly adversely affected and the ETNs may trade at a significant discount to their Indicative Value.

The liquidity of the market for the ETNs may vary materially over time

As stated on the cover of this pricing supplement, we sold a small portion of the ETNs on the initial settlement date, and additional ETNs will be offered and sold from time to time through CSSU, an affiliate of ours. We cannot predict how much investor demand there will be for the ETNs. Additionally, the number of ETNs outstanding could be reduced at any time due to early redemptions of the ETNs as described in this pricing supplement or due to repurchases of the ETNs by our affiliates in the secondary market. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may elect to offer your ETNs for early redemption by us prior to maturity, such early redemption is subject to restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to us at one time.

Suspension or disruptions of market trading in futures contracts or the Index may adversely affect the value of your ETNs

Futures markets like the Primary Exchange, the market for the futures contracts included in the Index, are subject to temporary lags, distortions or other disruptions due to various factors, including the lack of liquidity in markets, the participation of speculators and other market participants, human error and government regulation and exchange intervention. Some U.S. futures have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could affect the level of the Index and therefore could adversely affect the value of your ETNs.

In addition, suspensions or disruptions to the calculation of the Index, whether due to trading of the futures contracts included in the Index, application of the Index methodology, (such as the application of an “auto hold” by the Index Sponsor) human error, Index Sponsor discretion or otherwise, can result in lags, delays and distortions to the Index. Under these circumstances, a comparison of the then current Intraday Indicative Value of the ETNs to the then prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the

ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

The Index may be more volatile and will be more susceptible to fluctuations in the price of a single commodity than a broader commodities index

The Index may be more volatile and susceptible to fluctuations in the price of a single commodity than a broader commodities index. The Index is composed of contracts covering only a single physical commodity. As a result, price volatility in the contracts included in the Index will have a greater impact on the Index than it would on a broader commodities index, and the Index will be more susceptible to fluctuations in the value of natural gas. In addition, the Index may be less representative of the economy and commodity markets as a whole and might therefore not serve as a reliable benchmark for commodity market performance generally.

The price of natural gas futures can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index

Market prices of the commodity futures contracts comprising the Index can be highly volatile. Commodity market prices are not related to the value of a future income or earnings stream, as tends to be the case with fixed-income and equity investments, but may be subject to rapid fluctuations based on numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. Many commodities are also highly cyclical. These factors may have a larger impact on commodity prices and commodity-linked instruments than on traditional fixed-income and equity securities and may create additional investment risks that cause the value of the ETNs to be more volatile than the values of traditional securities. These and other factors may affect the level of the Index, and thus the value of the ETNs, in unpredictable or unanticipated ways. The potential for high volatility and the cyclical nature of commodity markets may render an investment in the ETNs inappropriate as the focus of an investment portfolio.

The price of natural gas is primarily affected by the global demand for and supply of natural gas, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Natural gas is used primarily for residential and commercial heating and in the production of electricity. The level of global industrial activity influences the demand for natural gas. Natural gas has also become an increasingly popular source of energy in the United States, both for consumers and industry, in part because it burns more cleanly and has minimal impact on the environment. Many utilities, for example, have shifted away from coal or oil to natural gas to produce electricity. The demand for natural gas has also traditionally been cyclical, with higher demand during the months of winter and lower demand during the warmer summer months. In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas. The world’s supply of natural gas is concentrated in the Middle East, Europe, the former Soviet Union and Africa. In general, the supply of natural gas is based on competitive market forces: inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market. Supplying natural gas in order to meet this demand, however, is dependent on a number of factors. These factors may be broken down into two segments: those factors that affect the short term supply and general barriers to increasing supply. In turn, factors that affect the short term supply are as follows: the availability of skilled workers and equipment, permitting and well development and weather and delivery disruptions (e.g., hurricanes, labor strikes and wars). Similarly, the other more general barriers to the increase in supply of natural gas are: access to land, the expansion of pipelines, the financial environment and the regulatory environment. These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.

The ETNs are not regulated by the Commodity Futures Trading Commission

The proceeds to be received by us from the sale of the ETNs will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the ETNs thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the ETNs will not constitute a direct or indirect investment by you in futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” The issuer of the ETNs, Credit Suisse AG, is not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the ETNs, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the ETNs will not be interests in a commodity pool, the ETNs will not be regulated by the CFTC as a commodity pool, Credit Suisse AG will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

The effects of any regulatory change on the value of the ETNs is impossible to predict, but could be substantial and adverse to the interests of holders of the ETNs

The markets for futures contracts and options on futures contracts, including those futures contracts related to natural gas, are subject to extensive statutes, regulations, and margin requirements. The CFTC and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contracts prices which may occur. These limits could adversely affect the market prices of relevant futures contracts. The regulation of commodity transactions in the U.S. and other countries is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effects of any future regulatory change on the value of the ETNs is impossible to predict, but could be substantial and adverse to the interests of security holders.

For example, on November 5, 2013, the CFTC proposed rules to establish new position limits that would apply to a party’s combined futures contracts, options and swaps position in any one of 28 physical commodities and economically equivalent futures contracts, options and swaps. These limits would, among other things, expand existing position limits applicable to options and futures contracts to apply to swaps and apply them across certain affiliated and controlled entities and accounts. If position limit rules or substantially similar rules are ultimately adopted and implemented by the CFTC, such rules could interfere with our ability to enter into or maintain hedge positions to hedge our obligations under the ETNs.

Such restrictions may have the effect of making the markets for futures contracts and options on futures contracts, including those futures contracts related to natural gas, less liquid and more volatile. We or our affiliates may be unable, as a result of such restrictions, to effect transactions necessary to hedge our obligations under the ETNs, in which case we may, in our sole and absolute discretion, accelerate the payment on the ETNs. If the payment on the ETNs is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please refer to “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” herein for more information.

Changes in law or regulation relating to commodities futures contracts may adversely affect the market value of the ETNs and the amount payable on your ETNs, if any

Commodity futures contracts, such as the futures contracts included in the Index, are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. The Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Dodd-Frank Act,” provides for substantial changes in the regulation of the futures and over-the-counter derivatives markets. Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses. This requirement has become effective for certain categories of interest rate and credit default swaps. It is anticipated that other products will become subject to the mandatory centralized execution and clearing requirement in the future. In addition, the legislation requires registration of, and imposes regulations on, swap dealers and major swap participants. The enactment of the Dodd-Frank Act could make participation in the markets more burdensome and expensive. This could adversely affect the prices of futures contracts and, in turn, the market value of the ETNs and the amounts payable on the ETNs at maturity or upon early redemption. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap and futures markets, which would further restrict liquidity, increase volatility and adversely affect prices, which could in turn adversely affect the value of the applicable underlying Index.

A decision by an exchange on which the futures contracts included in the Index are traded to increase margin requirements may affect the level of the Index

If the exchange on which the futures contracts included in the Index are traded increases the amount of collateral required to be posted to hold positions in such futures contracts (i.e., the margin requirement), market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the level of the Index to decline significantly.

The Index may include contracts that are not traded on regulated futures exchanges

The Index is currently based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). If these exchange-traded futures cease to exist, the Index may also cease to exist or may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated foreign exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in the Index, may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

The United States federal income tax treatment on the ETNs is uncertain and the terms of the ETNs require you to follow the treatment that we will adopt

The United States federal income tax consequences of an investment in the ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of the ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material United States Federal Income Tax Considerations” in this pricing supplement and in the accompanying prospectus supplement and prospectus and also consult your tax advisor as to the tax consequences of investing in the ETNs.

By purchasing an ETN, you and we agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such ETN for all tax purposes as a pre-paid financial contract with respect to the Index. Under this characterization of the ETNs, you generally should recognize capital gain or loss upon the sale, redemption or maturity of the ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

Notwithstanding our agreement to treat the ETNs as a pre-paid financial contract with respect to the Index, the Internal Revenue Service (“IRS”) could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS has stated that it and the Treasury Department (“Treasury”) are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Given their leverage, the ETNs are sensitive to changes in the market price of the futures contracts included in the Index

The level of the Index is dependent upon the value of the relevant futures contracts included in such Index. Therefore, adverse changes in the prices of these futures contracts will lead to adverse changes in the level of the Index, and the Indicative Value of your ETNs. The value of the futures contracts included in the Index can change swiftly and suddenly, including at times when overall trading volume of such futures contracts is high. For example, many market participants execute trades at or around the time when the daily closing level of the Index is determined as of approximately 2:30 p.m., New York City time, including our own trades to hedge our obligations under the ETNs. This potential increase in the volume of trading in the relevant futures contracts may lead to increased volatility in the prices of such futures contracts, and therefore the level of the Index and the Indicative Value of your ETNs, during this period of time. As such, these periods and events can potentially result in rapid and substantial losses of value on your investment. You should be aware that the prices of the futures contracts included in the Index can be very volatile and can bring about swift and sudden changes in the Indicative Value of the ETNs. You could lose your entire investment in the ETNs in a very short period of time.

If the price of the futures contracts included in the Index increase, causing the level of the Index to increase by more than 28.33% in a day, it is extremely likely that the 3x Inverse Natural Gas ETNs will depreciate to an Intraday Indicative Value or Closing Indicative Value equal to or less than 15% of the prior day’s Closing Indicative Value and will be subject to acceleration if we choose to exercise our right to effect an Event Acceleration of the ETNs. If the price of the futures contracts included in the Index decrease, causing the level of the Index to decrease by more than 28.33% in a day, it is extremely likely that the 3x Long Natural Gas ETNs will depreciate to an Intraday Indicative Value or the Closing Indicative Value equal to or less than 15% of the prior day’s Closing Indicative Value and will be subject to acceleration if we choose to exercise our right to effect an Event Acceleration of the ETNs.

THE INDEX

The Index is an excess return index, and not a total return index. The return from investing in futures contracts derives from three sources: (a) changes in the price of the relevant futures contracts (which is known as the “price return”), (b) any profit or loss realized when “rolling” the relevant futures contracts (which is known as the “roll return”) and (c) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral return”). Because the Index is an excess return index, it measures the returns accrued from investing in uncollateralized futures contracts (i.e., the sum of the price return and the roll return associated with an investment in futures contracts). By contrast, a total return index, in addition to reflecting those returns, also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts (i.e., the collateral return associated with an investment in futures contracts). The Index will therefore not reflect the same return as would be generated from investing directly in the relevant futures contracts or in a total return index related to such futures contracts.

We have derived all information regarding the S&P GSCI® Natural Gas Index ER (the “Index”) contained in this pricing supplement, including, without limitation, their makeup, method of calculation and changes to their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (“S&P” or the “Index Sponsor”).

Description of the Index

The Index is an excess return index calculated in accordance with the methodology of the S&P GSCI® Index (the “S&P GSCI”), and is derived by reference to the price levels of the futures contracts on a single commodity as well as the discount or premium obtained by “rolling” hypothetical positions in such contracts forward as they approach delivery. The excess return version of the S&P GSCI is calculated on the basis of the “contract daily return” (discussed below). The Index is composed entirely of natural gas futures contracts.

The S&P GSCI is an index based on a world production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCI is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI are weighted, on a production basis, to reflect the relative significance (in the view of S&P, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange. The S&P GSCI Excess Return is reported by Bloomberg under the ticker symbol “SPGSCIP.”

Set forth below is a summary of the methodology used to calculate the S&P GSCI. The Index is calculated in the same manner as the S&P GSCI, except that (i) the daily contract reference price, CPWs and roll weights (each as discussed below) used in such calculations are limited to those of the commodities included in the Index and (ii) the Index has a separate normalizing constant (discussed below). The methodology for determining the composition and weighting of the S&P GSCI and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI, as described below.

The S&P GSCI and its related indices and sub-indices (together, the “S&P GSCI Indices”) are published by S&P and are determined, composed and calculated by S&P, without regard to the ETNs. S&P acquired the rights to the S&P GSCI Indices from Goldman Sachs & Co. in 2007. The former name of the S&P GSCI was the Goldman Sachs Commodity Index, or GSCI®.

The Index Committee and the Index Advisory Panel

S&P has established an index committee (the “Index Committee”) to oversee the daily management and operations of the S&P GSCI Indices, and is responsible for all analytical methods and calculation of the S&P GSCI Indices. The Index Committee consists of full-time professional members of S&P’s staff. At each meeting, the Index Committee reviews any issues that may affect index constituents, statistics comparing the composition of the S&P GSCI Indices to the market, commodities that are being considered as candidates for addition to an index and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities or other matters.

S&P considers information about changes to the S&P GSCI Indices and related matters to be potentially market-moving and material. Therefore, all Index Committee discussions are confidential.

S&P has established an index advisory panel (the “Advisory Panel”) to assist it in connection with the operation of the S&P GSCI. The Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Advisory Panel is to advise the Index Committee with respect to, among other things, the calculation of the S&P GSCI, the effectiveness of the S&P GSCI as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the S&P GSCI. The Advisory Panel acts solely in an advisory and consultative capacity; the Index Committee makes all decisions with respect to the composition, calculation and operation of the S&P GSCI.

Composition of the S&P GSCI

In order to be included in the S&P GSCI, a contract must satisfy the following eligibility criteria:

•	the contract must be in respect of a physical commodity and not a financial commodity;

•	the contract must have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

•	the contract must, at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement;

•	the contract must be traded on an exchange, facility or other platform (referred to as a “trading facility”) that allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below);

•	the contract must be denominated in U.S. dollars; and

•	the contract must be traded on or through a trading facility that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development.

With respect to inclusion in each of the S&P GSCI Indices, a contract must be in respect to the physical commodity or commodities that are described by that specific index. The single commodity the Index is related to is natural gas.

The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI. In appropriate circumstances, S&P may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the price (a) used by the relevant trading facility or clearing facility to determine the margin obligations (if any) of its members or participants or margining transactions or for other purposes or (b) referred to generally as the reference, closing or settlement price of the relevant contract.

For a contract to be eligible for inclusion in the S&P GSCI, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made. The following eligibility criteria apply:

•	In order to be added to the S&P GSCI, a contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity that is not represented in the S&P GSCI at such time must have an annualized total dollar value traded over the relevant period of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

•	In order to continue to be included in the S&P GSCI, a contract that is already included in the S&P GSCI at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI must have an annualized total dollar value traded of at least U.S. $5 billion over the relevant period and of at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

•	In order to be added to the S&P GSCI, a contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must have an annualized total dollar value traded over the relevant period of at least U.S. $30 billion.

•	In order to continue to be included in the S&P GSCI, a contract that is already included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must have an annualized total dollar value traded, over the relevant period of at least U.S. $10 billion over the relevant period and of at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

In addition to the volume requirements described above, a contract must have a minimum reference percentage dollar weight:

•	In order to continue to be included in the S&P GSCI, a contract that is already included in the S&P GSCI at the time of determination must have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI and each contract’s percentage of the total is then determined.

•	In order to be added to the S&P GSCI, a contract that is not included in the S&P GSCI at the time of determination must have a reference percentage dollar weight of at least 1.00% at the time of determination.

In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts are included in the S&P GSCI in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first. No further contracts are included if such inclusion results in the portion of the S&P GSCI attributable to such commodity exceeding a particular level.

If under the procedure set forth in the preceding paragraph, additional contracts could be included with respect to several commodities at the same time, the procedure is first applied to the commodity that has the smallest portion of the S&P GSCI attributable to it at the time of determination. Subject to the other eligibility criteria, the contract with the highest total quantity traded on such commodity is included. Before any additional contracts on any commodity are included, the portion of the S&P GSCI attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI attributable to it.

The contracts currently included in the S&P GSCI are all futures contracts traded on the New York Mercantile Exchange, Inc. (“NYMEX”), ICE Futures Europe (“ICE-Europe”), ICE Futures U.S. (“ICE-US”), the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBOT”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the London Metal Exchange (“LME”).

The quantity of each of the contracts included in the S&P GSCI is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity from sources determined by S&P to be reasonably accurate and reliable, such as the United Nations Industrial Commodity Statistics Yearbook. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, S&P may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only S&P GSCI commodity where the production quantity is determined based on regional (North American) production.

The five-year moving average is updated annually for each commodity included in the S&P GSCI, based on the five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights (the “CPWs”) used in calculating the S&P GSCI are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

In addition, S&P performs this calculation on a quarterly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI will change on one or more of these quarterly evaluation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI. Commodities included in the S&P GSCI that no longer satisfy such criteria, if any, will be deleted.

S&P also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI are necessary or appropriate in order to assure that the S&P GSCI represents a measure of commodity market performance. S&P has the discretion to make any such modifications.

Contract Expirations

Because the S&P GSCI comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI for each commodity during a given year are designated by S&P, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI will be calculated during the remainder of the year in which such deletion occurs based on the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate an eligible replacement contract on the commodity. To the extent practicable, the replacement will be in effect during the next monthly review of the composition of the S&P GSCI. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract specifications and contract expirations.

Value of the S&P GSCI

The value of the S&P GSCI on any given day is equal to the total dollar weight of the S&P GSCI divided by a normalizing constant that assures the continuity of the S&P GSCI over time. The total dollar weight of the S&P GSCI is the sum of the dollar weight of each of the underlying commodities.

The dollar weight of each such commodity on any given day is equal to:

•	the “daily contract reference price” (discussed below),

•	multiplied by the appropriate CPWs, and

•	during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI calculation.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI also takes place over a period of five consecutive S&P GSCI business days beginning on the fifth S&P GSCI business day of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expiration on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

•	no daily contract reference price is available for a given contract expiration;

•	any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

•	the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

•	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

The intraday level of each of the Indices is calculated in real time by the Index Sponsor on each S&P GSCI Business Day using the same methodology as for the calculation of the closing level.

The Index Sponsor calculates the intraday level of each of the Indices using real-time exchange traded prices. The Index Sponsor does not calculate with each traded price, but rather, calculates on a pre-determined fixed interval (e.g. every 5 seconds). At each fixed interval, the intraday level of each Index is computed with the latest real-time pricing for each futures contract included in the applicable Index. If a new price for any such futures contract is not available since the last real-time calculation, the Index Sponsor may use the last available traded price of such futures contract provided by the exchange. In the absence of a real-time traded price for a given futures contract, the Index Sponsor may use the prior days’ settlement price.

Suspensions or disruptions to the calculation of the Index, whether due to trading of the futures contracts included in the Index, applications of the Index methodology, human error, exercise or non-exercise of Index Sponsor discretion or otherwise, can result in lags, delays and distortions to the Index. One example has been where the Index Sponsor holds the real-time calculation of intraday levels of an Index (commonly known as “auto holds”) based on certain thresholds, volatility or other factors, as determined by the Index Sponsor, sometimes without prior notice. Under these circumstances, a comparison of the then current Intraday Indicative Value of the ETNs to the then prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time. See “Risk Factors—Suspension or disruptions of market trading in futures contracts or the Index may adversely affect the value of your ETNs” for more information.

S&P seeks to minimize any disruptions to its calculation of the Index. In the event there is a disruption in intraday calculations, S&P will not recalculate the impacted period.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI on the preceding day, minus one.

The chart immediately below shows the actual closing levels of the Index from January 1, 2008 through June 10, 2020. The closing level of the Index on June 10, 2020 was 4.5018. We obtained the levels below from Bloomberg, without independent verification. We have derived all information regarding the Index contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes to its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by the Index Sponsor. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the Index on any given date.

The following chart shows the actual closing levels of the Index from January 2, 2015 through June 10, 2020.

Index Committee

The Commodities Index Committee (the “Index Committee”) maintains the Index. All members of the Index Committee are full-time professionals at S&P Dow Jones Indices. The Index Committee meets quarterly. At each meeting, the Index Committee reviews any significant market events. In addition, the Index Committee may revise index policy for timing of rebalancings or other matters.

The Index Sponsor considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential. In addition to the daily governance of the Index and maintenance of index methodologies, at least once within any 12 month period, the Index Committee reviews the methodology to ensure the Index continue to achieve the stated objectives and that the data and methodology remain effective.

Announcements

Announcements of the daily values for the Index are made after the market close each day.

License Agreement

In July 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indices business, formed a new joint venture, S&P Dow Jones Indices, which owns the S&P Indices business and the Dow Jones Indices business.

We have entered into a non-exclusive license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the ETNs.

“Standard & Poor’s®,” “S&P®,” “S&P GSCI®” and “S&P GSCI® Natural Gas” are trademarks of Standard & Poor’s Financial Services LLC (“Standard & Poor’s”) and have been licensed for use by us. The Index is not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies.

The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the above index (the “Index”) to track general market performance. S&P Dow Jones Indices’ only relationship to the licensee with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to the licensee or the ETNs. S&P Dow Jones Indices have no obligation to take the licensee’s needs or the needs of the owners of the ETNs into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and number of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the ETNs. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within the Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the ETNs currently being issued by the licensee, but which may be similar to and competitive with the ETNs. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Index. It is possible that this trading activity will affect the value of the Index and the ETNs.

S&P Dow Jones Indices LLC, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”) DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE LICENSEE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

VELOCITYSHARES, LLC

On December 1, 2014, Janus Capital Group acquired VS Holdings Inc., the parent company of Velocity Shares, LLC. On July 21, 2015, VelocityShares, LLC, and its division, Velocity Index & Calculation Services, were renamed Janus Index & Calculation Services LLC (“JIC”). Effective January 1, 2019, Janus Index & Calculation Services LLC was renamed Janus Henderson Indices LLC (“JHI”).

We have entered into a non-exclusive license agreement with JHI, as successor to Velocity Index & Calculation Services, to license to us, in exchange for a fee, the right to use certain trade names, trademarks and servicemarks, which are owned by Janus International Holding LLC.

The license agreement between JHI and us provides that the following language must be set forth in this pricing supplement:

“VelocityShares,” “Geared for Traders,” the “V Logo” and the “V VelocityShares Logo” are trademarks of Janus Henderson Indices LLC, formerly Janus Index & Calculation Services LLC and have been licensed for use by Credit Suisse AG. The ETNs are not sponsored, endorsed, sold or promoted by Janus Henderson Indices LLC, nor does Janus Henderson Indices LLC make any representation regarding the advisability of investing in any of the ETNs.

Neither Janus Henderson Indices LLC (“Janus Indices”) nor any other party makes any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in the ETNs generally or the similarities or variations between the performance of the ETNs or the Index and the performance of the underlying securities or Financial instruments. Janus Indices is the licensor of certain trademarks, service marks and trade names. Neither Janus Indices nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Janus Indices disclaims all warranties of merchantability or fitness for any particular purpose with respect to the Index or any data included therein.

NEITHER JANUS INDICES NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE ETNs. NEITHER JANUS INDICES NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, HOLDERS OF THE ETNs, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE ETNs IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER JANUS INDICES NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND JANUS INDICES HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE ETNs. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL JANUS INDICES OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

DESCRIPTION OF THE ETNs

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the Index; the prevailing market prices of options on the Index and other financial instruments related to the Index; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price or forward volatility of commodities markets or the futures contracts included in the Index; the general interest rate environment; the perceived creditworthiness of Credit Suisse; supply and demand in the listed and over-the-counter commodity derivative markets; or supply and demand as well as hedging activities in the commodity-linked structured product markets. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The “Intraday Indicative Value” for the ETNs will be calculated every 15 seconds on each Index Business Day so long as a Market Disruption Event has not occurred nor is continuing and will be disseminated over the Consolidated Tape, or other major market data vendor. Typically, the Intraday Indicative Value is calculated as of approximately 9:30 a.m. to approximately 4:15 p.m., New York City time. For each ETN, the Intraday Indicative Value will equal (1)(a) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (b) the Intraday ETN Performance for such ETNs at such time on such Index Business Day minus (2) the Daily Investor Fee for such ETNs on such Index Business Day. At any time at which a Market Disruption Event with respect to any ETNs has occurred or is continuing, there shall be no Intraday Indicative Value for such ETNs.

The “Intraday ETN Performance” of the ETNs at any time on any Index Business Day will equal (1) one plus (2) the Daily Accrual for such ETNs on such Index Business Day plus (3) the product of (a) the Intraday Index Performance for such ETNs at such time on such Index Business Day times (b) the Leverage Amount for such ETNs.

The “Intraday Index Performance” of the ETNs at any time on any Index Business Day will equal (1)(a) the most recent published intraday level of the Index at such time on such Index Business Day divided by (b) the closing level of the Index on the immediately preceding Index Business Day for such ETNs minus (2) one. If a Market Disruption Event occurs with respect to the ETNs, the calculation of the Intraday Index Performance for such ETNs will be modified so that the applicable leverage does not reset until the first Index Business Day for such ETNs on which no Market Disruption Event is continuing. If a Market Disruption Event with respect to the ETNs occurs or is continuing on any Index Business Day (the “date of determination”) or if a Market Disruption Event with respect to the ETNs occurred or was continuing on the Index Business Day for such ETNs immediately preceding the date of determination, then the Intraday Index Performance for such ETNs at any time at which no Market Disruption Event with respect to such ETNs has occurred or is continuing on the date of determination will equal (1)(a) the most recently published intraday level of the Index at such time on the date of determination minus (b) the closing level of the Index on the Index Business Day immediately preceding the date of determination divided by (2)(a) the closing level of the Index on the Index Business Day for such ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount for such ETNs times (ii)(A) the closing level of the Index on the Index Business Day for such ETNs immediately preceding the date of determination minus (B) the closing level of the Index on the Index Business Day for such ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.

If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day, the Closing Indicative Value on that day, and all future days, will be zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs.”

ETNs	Bloomberg Indicative Value Ticker
3x Long Natural Gas ETNs	UGAZIV
3x Inverse Natural Gas ETNs	DGAZIV

The Intraday Indicative Value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of the ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published levels of the Index for each ETN from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index for such ETNs and therefore the Intraday Indicative Value for such ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value. JHI or its agent is responsible for computing and disseminating the Closing Indicative Value.

The actual trading prices of the ETNs at any time may vary significantly from the Intraday Indicative Values of such ETNs at such time. The trading price of any ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists.

As discussed above under “Key Terms—Closing Indicative Value,” the daily settlement price of NYMEX natural gas futures contracts is typically determined as of as of approximately 2:28 p.m. to 2:30 p.m., New York City time, on each Index Business Day. However, because of a time lag in the publication of the daily settlement price, the closing level of the Index, which is based on the daily settlement price, is typically not published until approximately 3:30 p.m., New York City time. For the remainder of that time period (typically after approximately 2:30 p.m., New York City time), the Index Sponsor suspends real-time calculation of the intraday level of the Index. The Intraday Indicative Value is calculated and disseminated from approximately 9:30 a.m. until approximately 4:15 p.m., New York City time, based on the most recently published intraday level of the Index.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, choose to offer the ETNs for redemption by Credit Suisse on any Business Day during the term of the ETNs beginning on February 10, 2012 (for an anticipated February 13, 2012 Early Redemption Valuation Date and an anticipated Early Redemption Date of February 16, 2012) through February 2, 2032 (or, if the maturity of the relevant ETNs is extended, five scheduled Business Days prior to the scheduled Maturity Date for such ETNs, as extended) (for an anticipated February 3, 2032 Early Redemption Valuation Date and an anticipated Early Redemption Date of February 6, 2032 or, if the maturity of the relevant ETNs is extended, an Early Redemption Valuation Date four scheduled Business Days prior to the scheduled Maturity Date for such ETNs, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Maturity Date for such ETNs, as extended). If you elect to offer the ETNs to Credit Suisse for redemption, you must offer at least the applicable Minimum Redemption Amount at one time for redemption by Credit Suisse on any Early Redemption Date. In addition, we have the right to accelerate the ETNs in whole but not in part at any time on any Business Day occurring on or after the Inception Date or upon the occurrence of certain events described herein. If the ETNs are redeemed or accelerated, on the corresponding Early Redemption Date or Acceleration Date, as applicable, you will receive a cash payment on such date in an amount equal to the Early Redemption Amount, which is the Closing Indicative Value on the applicable Early Redemption Valuation Date minus the Early Redemption Charge, or the Accelerated Redemption Amount, which is the arithmetic average of the Closing Indicative Values of the ETNs during the Accelerated Valuation Period, as applicable. The last date on which Credit Suisse will redeem the ETNs at your option will be February 6, 2032 (or, if the maturity of the relevant ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date for such ETNs, as extended). As such, you must offer the ETNs for redemption no later than February 2, 2032 (or, if the maturity of the relevant ETNs is extended, five scheduled Business Days prior to the scheduled Maturity Date for such ETNs, as extended).

The ETNs’ leveraged exposure to the Index is reset on each Index Business Day, subject to the occurrence or continuation of a Market Disruption Event, based on the Closing Indicative Value on that day, which in turn is based on the closing level of the Index, and which in turn is based on the daily settlement price of NYMEX natural gas futures contracts determined as of approximately 2:28 p.m. to 2:30 p.m., New York City time. Therefore, the ETNs’ leveraged exposure is effectively reset based on relevant futures contracts trading as of approximately 2:28

p.m. to 2:30 p.m., New York City time, on each Index Business Day. Because the real-time calculation and publication of the intraday level of the Index will be suspended as after approximately 2:30 p.m., New York City time, the published Intraday Indicative Value will passively track the suspended level of the Index during such period, and the Intraday Indicative Value will not reflect any trading in NYMEX natural gas futures contracts that takes place during that time. As a result, we expect there to be uncertainty about the intrinsic value of the ETNs during this time period, and the trading price of the ETNs is likely to diverge from the Intraday Indicative Value during this time period. Investors should understand how timing impacts the calculation of the Intraday Indicative Value and exercise caution in connection with any trading in this time period, particularly if there is a significant move in futures contracts prices during this time period.

Although the daily settlement price of NYMEX natural gas futures contracts (and, in turn, the closing level of the Index) is determined as of approximately 2:28 p.m. to 2:30 p.m., New York City time, on each Index Business Day, this value may differ from the most recently published trading price of NYMEX natural gas futures contracts (and, in turn, the intraday Index level) at 3:30 p.m., New York City time, because the daily settlement price is determined according to the procedure described in “The Index” in this pricing supplement.

For more information please refer to “Key Terms—Intraday Indicative Value.”

Split or Reverse Split of the ETNs

The Calculation Agents may initiate a split or reverse split of the ETNs on any trading day. If the Calculation Agents decide to initiate a split or reverse split, the Calculation Agents will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agents will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the Closing Indicative Value will be rounded to eight decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agents in their sole discretion. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the record date that is not evenly divisible by four will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by four, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agents in their sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value for the ETNs on a specified trading day following the announcement date.

A split or reverse split of the ETNs will not affect the stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds and the denominations used for trading purposes on the exchange.

In accordance with the procedures described above, Credit Suisse has implemented the following splits and reverse splits:

3x Long Natural Gas ETNs
Split/Reverse Split Ratio	Effective Date (effective prior to the opening of trading on such date)
1–for–5 reverse split	September 10, 2015
1–for–25 reverse split	March 14, 2016
1–for–10 reverse split	December 20, 2017
1–for–10 reverse split	December 23, 2019

3x Inverse Natural Gas ETNs
Split/Reverse Split Ratio	Effective Date (effective prior to the opening of trading on such date)
1–for–5 reverse split	March 16, 2017
1–for–20 reverse split	November 26, 2018

SPECIFIC TERMS OF THE ETNs

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Credit Suisse on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon

We will not make any coupon or interest payment during the term of the ETNs.

Denomination

ETNs	Exchange Ticker	Denomination and Stated Principal Amount per ETN
3x Long Natural Gas ETNs	UGAZ	$625,000
3x Inverse Natural Gas ETNs	DGAZ	$5,000

For additional information on the prior reverse splits of the ETNs, see “Description of the ETNs — Split or Reverse Split of the ETNs” herein. ETNs issued in the future may be issued at a price higher or lower than the stated principal amount per ETN, based on the most recent Intraday Indicative Value or the Closing Indicative Value for such ETNs.

Payment at Maturity

If you hold the ETNs to maturity, you will receive a cash payment on February 9, 2032 (the “Maturity Date”) (or, if the maturity of the relevant ETNs is extended, on the scheduled Maturity Date for such ETNs, as extended) equal to the Closing Indicative Value for the ETNs on the Final Valuation Date (the “Final Indicative Value”), as calculated by the Calculation Agents. We refer to the amount of such payment as the “Maturity Redemption Amount.” If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not an Index Business Day, the Final Valuation Date will be postponed to the next following Index Business Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event with respect to the ETNs occurs or is continuing on the Final Valuation Date, the Maturity Date for such ETNs will be postponed until the date three Business Days following the Final Valuation Date for such ETNs, as postponed. See “Specific Terms of the ETNs—Market Disruption Events.” No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

The scheduled Maturity Date for the ETNs is initially February 9, 2032, but may be extended for the ETNs at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for the ETNs for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for each ETN) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date for such ETNs. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

The “Closing Indicative Value” for the ETNs on any given calendar day will be calculated in the following manner: For each ETN, the Closing Indicative Value on the Inception Date was $50 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date for each ETN will equal (1)(a) the Closing Indicative Value for such ETN on the immediately preceding calendar day times (b) the Daily ETN Performance for such ETN on such calendar day minus (2) the Daily Investor Fee for such ETN on such calendar day. The Closing Indicative Value for each ETN is based on the settlement prices of futures contracts, which are typically determined between approximately 2:28 p.m. and 2:30 p.m., New York City time. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value equals zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs.”

If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance for such Index Business Day using an appropriate closing level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. In addition, if a Market Disruption Event occurs or is continuing, the calculation of the Daily Index Performance will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event has occurred or is continuing. See “Specific Terms of the ETNs—Market Disruption Events” herein.

For information on the prior splits and reverse splits of the ETNs, see “Description of the ETNs — Split or Reverse Split of the ETNs” herein. If the ETNs undergo any subsequent splits or reverse splits, the Closing Indicative Value will be adjusted accordingly (see “Description of ETNs—Split or Reverse Split of the ETNs” herein). JHI or its agent is responsible for computing and disseminating the Closing Indicative Value.

The Closing Indicative Value for each ETN will be calculated and published each calendar day under the following tickers:

ETNs	Bloomberg Indicative Value Ticker
3x Long Natural Gas ETNs	UGAZIV
3x Inverse Natural Gas ETNs	DGAZIV

For each ETN, the “Daily ETN Performance” on any Index Business Day will equal (1) one plus (2) the Daily Accrual for such ETNs on such Index Business Day plus (3) the product of (a) the Daily Index Performance for such ETNs on such Index Business Day times (b) the Leverage Amount for such ETNs. The Daily ETN Performance is deemed to equal one on any day that is not an Index Business Day.

For each ETN, an “Index Business Day” is a day on which (i) trading is generally conducted on the primary exchange on which futures contracts included in the Index for such ETNs are traded, as determined by the Calculation Agents, which is initially the New York Mercantile Exchange, Inc., (ii) the Index for such ETNs is published by S&P and (iii) trading is generally conducted on NYSE Arca, in each case as determined by JHI, as one of the Calculation Agents.

The “Daily Accrual” represents the rate of interest that could be earned on a notional capital reinvestment at the three-month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA (or any successor ticker on Bloomberg or any successor service). The Daily Accrual for the ETNs on any Index Business Day will equal:

Where Tbillst-1 is the three-month U.S. Treasury rate reported on Bloomberg on the prior Index Business Day and d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination. The Daily Accrual is deemed to equal zero on any day that is not an Index Business Day.

The “Daily Index Performance” on any Index Business Day will equal (1)(a) the closing level of the Index for such ETNs on such Index Business Day divided by (b) the closing level of the Index for such ETNs on the immediately preceding Index Business Day for such ETNs minus (2) one. If a Market Disruption Event with respect to the ETNs occurs or is continuing, the calculation of the Daily Index Performance for such ETNs will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event with respect to such ETNs is continuing. If a Market Disruption Event with respect to the ETNs occurs or is continuing on any Index Business Day for such ETNs (the “date of determination”) or if a Market Disruption Event with respect to the ETNs occurred or was continuing on the Index Business Day for such ETNs immediately preceding the date of determination, then the Daily Index Performance for such ETNs on the date of determination will equal (1)(a) the closing level of the Index on the date of determination minus (b) the closing level of the Index on the Index Business Day for such ETNs immediately preceding the date of determination divided by (2)(a) the closing level of the Index on the Index Business Day for such ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount times (ii)(A) the closing level of the Index on the Index Business Day for such ETNs immediately preceding the date of determination minus (B) the closing level of the Index on the Index Business Day for such ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination. In addition, if a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day using an appropriate closing level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. The Daily Index Performance is deemed to equal zero on any day that is not an Index Business Day.

The “Leverage Amount” for each the ETNs is as follows:

3x Long Natural Gas ETNs:	3
3x Inverse Natural Gas ETNs:	-3

For each ETN, the “Daily Investor Fee” will equal the product of (1) the Closing Indicative Value for such ETNs on the immediately preceding Index Business Day times (2)(a) the Investor Fee Factor for such ETNs times (b) 1/365 times (c) d, where d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination. The Daily Investor Fee is deemed to equal zero on any day that is not an Index Business Day.

The “Investor Fee Factor” for the ETNs is as follows:

3x Long Natural Gas ETNs:	1.65%
3x Inverse Natural Gas ETNs:	1.65%

If the level of the Index decreases or does not increase sufficiently, in the case of the Leveraged Long ETNs, or if it increases or does not decrease sufficiently in the case of the Leveraged Inverse ETNs, (in each case, in addition to Daily Accrual) to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less than your investment amount at maturity, upon early redemption or acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors—Even if the closing level of the Index on the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of the ETNs) exceeds, in the case of the Leveraged Long ETNs, or is less than, in the case of the Leveraged Inverse ETNs, the initial closing level of the Index on the date of your investment, you may receive less than the amount of your investment in the ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The closing level of the Index for each ETN on any Index Business Day will be the closing level reported by the Index Sponsor on the Bloomberg page as set forth in the table below or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agents, except that in the event a Market Disruption Event with respect to the ETNs occurs or is continuing on an Index Business Day for such ETNs, the Calculation Agents will determine the closing level of the Index for such ETNs for such Index Business Day according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Index	Bloomberg Page Ticker
S&P GSCI® Natural Gas Index ER	SPGSNGP

Because the Index is comprised of futures contracts that reach their final levels on each Index Business Day before the close of trading on the NYSE Arca on such Index Business Day, the Daily Index Performance, and therefore the Daily ETN Performance and the Closing Indicative Value, for each ETN on any Index Business Day for such ETNs will be fixed before the close of trading on the NYSE Arca on such Index Business Day.  Therefore, as long as the ETNs is listed for trading on the NYSE Arca, such ETNs may continue to trade in the afternoon on each Index Business Day for such ETNs for a period of time after the Daily Index Performance, the Daily ETN Performance and the Closing Indicative Value for such ETNs have been fixed for that Index Business Day.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of the ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until February 2, 2032 (or, if the maturity of the relevant ETNs is extended, five scheduled Business Days prior to the scheduled Maturity Date for such ETNs, as extended). If you elect to offer the ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. If a Market Disruption Event with respect to the ETNs occurs or is continuing on the Early Redemption Valuation Date, the Early Redemption Date for such ETNs will be postponed until the date three Business Days following the Early Redemption Valuation Date for such ETNs, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Early Redemption Date. See “Specific Terms of the ETNs—Market Disruption Events.” Any payment on the ETNs is subject to our ability to pay our obligations as they become due. .”

You may exercise your early redemption right by causing your broker or other person with whom you hold the ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein). If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day for the applicable ETNs will be the applicable “Early Redemption Valuation Date” for such ETNs. Otherwise, the second following Index Business Day for such ETNs will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.”

You must offer for redemption at least 25,000 ETNs or integral multiples in excess thereof at one time in order to exercise your right to cause us to redeem the ETNs on any Early Redemption Date (the “Minimum Redemption Amount”), except that we or CSI as one of the Calculation Agents may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the relevant ETNs at the time the reduction becomes effective.

When you submit your ETNs for redemption in accordance with the redemption procedures described below under “Specific Terms of the ETNs — Redemption Procedures,” your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Early Redemption Date” is the second Business Day following an Early Redemption Valuation Date. An Early Redemption Date will be postponed if a Market Disruption Event occurs and is continuing on the applicable Early Redemption Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of any Early Redemption Date. See “Specific Terms of the ETNs—Market Disruption Events.”

The “Early Redemption Charge” for each ETN is equal to 0.05% times the Closing Indicative Value for such ETNs on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value for such ETNs on the Early Redemption Valuation Date minus (2) the Early Redemption Charge and will be calculated by the Calculation Agents.

Redemption Procedures

If you wish to offer the ETNs to Credit Suisse for redemption, your broker must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to JHD (the “Redemption Agent”) via email or other electronic delivery as requested by the Redemption Agent. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date” for such ETNs. Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date. If the Redemption Agent receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, the Redemption Agent will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. The Redemption Agent or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

•	Cause your DTC custodian to book a delivery vs. payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and

•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullet above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If the Redemption Agent does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and the Redemption Agent will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which the Redemption Agent receives a valid confirmation in accordance with the procedures described above will be irrevocable.

If the Redemption Agent ceases to perform its role described in this pricing supplement, we will either, at our sole discretion, perform such role or appoint another party to do so.

Because the Early Redemption Amount you will receive for each ETN will not be calculated until the Index Business Day (or the second following Index Business Day) immediately following the Business Day you offer your

ETNs for redemption, you will not know the applicable Early Redemption Amount at the time you exercise your early redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Acceleration at Our Option or Upon an Acceleration Event

We will have the right to accelerate any ETN in whole but not in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to any ETN, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all such outstanding ETNs (an “Event Acceleration”). In either case, upon acceleration you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values for such ETNs during the Accelerated Valuation Period.

In the case of an Optional Acceleration of the ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days for such ETNs specified in our notice of Optional Acceleration, the first Index Business Day of which shall be at least two Business Days after the date on which we give you notice of such Optional Acceleration.  In the case of an Event Acceleration, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days for such ETNs, the first Index Business Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not an Index Business Day for such ETNs, the next following Index Business Day for such ETNs).  The Accelerated Redemption Amount will be payable on the third Business Day following the last such Index Business Day in the Accelerated Valuation Period (such third Business Day, the “Acceleration Date”). If a Market Disruption Event with respect to the ETNs occurs or is continuing on the last scheduled Valuation Date in the Accelerated Valuation Period, the Acceleration Date for such ETNs will be postponed until the date three Business Days following the last scheduled Valuation Date in the Acceleration Valuation Period, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events.” We will give you notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

An “Acceleration Event” means:

(a)	an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents;

(b)	any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) has a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents;

(c)	any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSI to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents;

(d)	any event, as determined by us or CSI, as one of the Calculation Agents, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;

(e)	if at any point, the Intraday Indicative Value for the ETNs is equal to or less than fifteen percent (15%) of the prior day’s Closing Indicative Value for such ETNs;

(f)	as determined by CSI, as one of the Calculation Agents, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable;

(g)	any of the initial Calculation Agents ceases to be a Calculation Agent hereunder; or

(h)	JHD exercises their right to cause an early acceleration due to the termination of our agreement with them in certain circumstances. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

If an Acceleration Event occurs at any time with respect to the ETNs, we will have the right, but not the obligation, to effect an Event Acceleration of the ETNs; provided that if JHD exercises their right to cause an early acceleration due to a termination of our agreement with them in certain circumstances, we will be obligated to accelerate all of the outstanding ETNs within ten (10) calendar days of such termination.

If an Acceleration Event occurs at any time with respect to the ETNs (other than an Acceleration Event that obligates us to accelerate all such outstanding ETNs) and we do not exercise our right to effect an Event Acceleration of such ETNs, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under such ETNs, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Substitute Index instead. If the Calculation Agents elect to replace the original Index for the ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such ETNs by reference to the Substitute Index. If the Calculation Agents so elect to replace the original Index with a Substitute Index, the Calculation Agents will, within 10 Index Business Days for the applicable ETNs of the occurrence of such Acceleration Event, notify you of the Substitute Index through customary channels used to deliver notices to the holders of exchange traded notes. See “—Discontinuation or Modification of an Index” below.

“Primary Exchange” means the primary exchange on which futures contracts included in the Index are traded, as determined by the Calculation Agents, which is initially the New York Mercantile Exchange, Inc. for the S&P GSCI® Natural Gas Index ER.

“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agents) for the overall market for futures or options contracts relating to (i) the Index or (ii) the futures contracts included in the Index.

Market Disruption Events

A “Market Disruption Event” means, any event that, in the determination of CSI, as one of the Calculation Agents, could materially interfere with our, our affiliates, third parties with whom we transact, or similarly situated third party’s ability to establish, maintain or unwind all or a material portion of a hedge that could be effected with respect to such ETNs, including, but not limited to:

•	a termination or suspension of, or a material limitation or disruption in trading in, any futures contract included in, or option contract related to, the Index, or any such futures contract included in, or option contract related to, any component of the Index (or the Successor Index or Substitute Index, as defined below) (an “index component”) that prevents the relevant exchange on which such index component is traded from establishing an official settlement price for such index component as of the regularly scheduled time;

•	the settlement price for any index component being a “limit price,” which means that the settlement price for such index component for a day has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable exchange rules;

•	failure by the applicable exchange or other price source to announce or publish the settlement price for any futures contract included in, or option contract related to, the Index, or any such futures contract included in, or option contract related to, any component of the Index;

•	failure of the sponsor of the Index (or the Successor Index or Substitute Index, as defined below) to publish the level of the Index (or the Successor Index or Substitute Index), subject to certain adjustments described below under “—Discontinuation or Modification of an Index” in this pricing supplement;

•	the occurrence since the Inception Date of a material change in the content, composition, or constitution of the Index; and

•	the occurrence since the Inception Date of a material change in the formula for or the method of calculating the value of the Index.

Because we expect that a significant portion of this hedging activity will be carried out at or around the close of trading on the Primary Exchange and Related Exchanges, we expect that events that do not occur or continue at or around the close of trading on such exchanges will likely not be determined to be Market Disruption Events.

With respect to each ETN, if a Market Disruption Event occurs or is continuing on any Index Business Day for such ETNs, the Calculation Agents will determine the Daily Index Performance on such Index Business Day using an appropriate closing level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. If a Market Disruption Event occurs or is continuing on any Valuation Date (including, without limitation, the Final Valuation Date, the Early Redemption Valuation Date, or any Valuation Date in the Accelerated Valuation Period), that Valuation Date will be postponed until the first Index Business Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five Index Business Days following the applicable scheduled Valuation Date. In that case, the fifth Index Business Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Index Business Day, and the Calculation Agents will determine the applicable Closing Indicative Value using an appropriate closing level of the Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period will be postponed by the same number of Index Business Days. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Valuation Date, as postponed.

In addition, if a Market Disruption Event with respect to the ETNs occurs, the calculation of the Daily Index Performance for such ETNs will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event with respect to such ETNs is continuing. If a Market Disruption Event with respect to the ETNs occurs or is continuing on any Index Business Day for such ETNs (the “date of determination”) or if a Market Disruption Event with respect to the ETNs occurred or was continuing on the Index Business Day for such ETNs immediately preceding the date of determination, then the Daily Index Performance for such ETNs on the date of determination will equal (1)(a) the closing level of the Index on the date of determination minus (b) the closing level of the Index on the Index Business Day for such ETNs immediately preceding the date of determination divided by (2)(a) the closing level of the Index on the Index Business Day for such ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount for such ETNs times (ii)(A) the closing level of the Index on the Index Business Day for such ETNs immediately preceding the date of determination minus (B) the closing level of the Index on the Index Business Day for such ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, for each ETN, we will treat the applicable stated principal amount outstanding as the principal amount of such ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to the ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such ETNs will be determined by the Calculation Agents and will equal, for such ETNs that you then hold, the applicable Closing Indicative Value determined by the Calculation Agents occurring on the Index Business Day following the date on which such ETNs were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue ETNs that have the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell such additional ETNs at any time, and if we do sell such additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling such additional ETNs at any time. Furthermore, the number of each ETN stated at the top left of the cover page of this pricing supplement is the maximum number of each ETN that we have currently authorized for issuance. We have no obligation to issue any ETN up to its maximum authorized number and may also reduce the maximum authorized number of each ETN at any time. Additionally, although we have the right to increase the authorized number of any ETN at any time, we have no obligation to do so, regardless of the market demand for additional ETNs.

Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the Indicative Value of the ETNs. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. Any premium may be reduced or eliminated at any time. The maximum number of ETNs linked to the Index that we will issue under this pricing supplement is set forth on the cover of this pricing supplement. However, we have no obligation to issue up to this number or any specific number of ETNs. In our sole discretion, we may issue additional ETNs under a subsequent pricing supplement. Any further issuances of any ETNs will be consolidated and form a single tranche with the ETNs of the applicable tranche. We have no obligation to take your interests into account when deciding to issue or not to issue additional securities. If, on any valuation date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the closing level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to purchase certain exchange traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market.

Discontinuation or Modification of an Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agents determine is comparable to that Index, then the Calculation Agents will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes under the ETNs, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agents replace the original Index for the ETNs with a Successor Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”), as applicable, for such ETNs by reference to the Successor Index.

If the Calculation Agents determine that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agents will determine the applicable level of the Index as the case may be, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agents determine will as closely as reasonably possible replicate the Index.

If an Acceleration Event occurs at any time with respect to the ETNs (other than an Acceleration Event that obligates us to accelerate all such outstanding ETNs) and we do not exercise our right to effect an Event Acceleration of such ETNs, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under such ETNs, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Substitute Index instead. If the Calculation Agents elect to replace the original Index for the ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such ETNs by reference to the Substitute Index. If the Calculation Agents so elect to replace the original Index with a Substitute Index, the Calculation Agents will, within 10 Index Business Days for the applicable ETNs of the occurrence of such Acceleration Event, notify you of the Substitute Index through customary channels used to deliver notices to the holders of exchange traded notes.

If the Calculation Agents determine that the Index, the futures contracts included in the Index or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the futures contracts included in the Index or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agents will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as they believe are appropriate to ensure that the applicable closing level of the Index used to determine the applicable Redemption Amount is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agents

Credit Suisse International (“CSI”), an affiliate of ours, and JHI will serve as the Calculation Agents. The Calculation Agents will, in their reasonable discretion, make all calculations and determinations regarding the value of the ETNs, including at maturity or upon redemption by Credit Suisse, Market Disruption Events (see “—Market

Disruption Events”), Business Days and Index Business Days, the Daily Investor Fee amount, the Daily Accrual, the closing level of the Index on any Index Business Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of the ETNs at maturity, upon redemption or upon acceleration by Credit Suisse and any other calculations or determinations to be made by the Calculation Agents as specified herein. CSI will have the sole ability to make determinations with respect to reduction of the Minimum Redemption Amount, certain Acceleration Events, calculation of default amounts and whether a Market Disruption Event has occurred or is continuing. JHI will have the sole ability to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value, make determinations regarding an Index Business Day and make determinations relating to splits and reverse splits. JHI will also have the sole ability to determine an Acceleration Event for termination of the agreement between Janus Henderson Distributors and Credit Suisse in certain circumstances. All other determinations will be made by the Calculation Agents jointly. Absent manifest error, all determinations of the Calculation Agents will be final and binding on you and us, without any liability on the part of the Calculation Agents. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agents.

Although JHI obtains information for inclusion in or for use in calculations related to the ETNs from sources that JHI considers reliable, neither JHI nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Neither JHI nor any other party makes any warranty, express or implied, as to the data included therein or any calculations made with respect to the ETNs. Neither JHI nor any other party makes any express or implied warranties, and JHI hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Index or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall JHI or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If any of the Calculation Agents cease to perform their respective roles described in this pricing supplement, we will either, at our sole discretion, perform such roles, appoint another party to do so or accelerate the relevant ETNs.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the futures contracts included in the Index, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the level of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the Index, there can be no assurance that the level of the Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with such ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, swaps, or other derivative or synthetic instruments relating to the Index or the futures contracts included in the Index or other instruments linked to the Index or the futures contracts included in the Index. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the futures contracts included in the Index. Any of these hedging activities could affect the value of the futures contracts included in the Index and/or the Index, and accordingly, the value of the ETNs and the amount we will pay on the ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, this hedging activity may result in our, our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index and, as a consequence, the market value of the ETNs and the amount payable at maturity, upon redemption or upon acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations and qualifications contained herein, the following discussion summarizes the material U.S. federal income tax consequences of owning and disposing of the ETNs that may be relevant to holders of the ETNs that acquire their ETNs from us as part of the original issuance of the ETNs. This discussion applies only to holders that hold their ETNs as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	a U.S. expatriate,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds securities as a hedge or as part of a straddle with another position (including another position in the securities), constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of the ETNs, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the ETNs, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the ETNs

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the ETNs. In the opinion of Milbank LLP, acting as special tax counsel, for U.S. federal income tax purposes, the ETNs should be treated as a prepaid financial contract with respect to the Index. Thus, we intend to so treat the ETNs. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the ETNs, you, agree to treat your ETNs for all United States federal income tax purposes in accordance with such characterization.

You should be aware that the characterization of the ETNs as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your ETNs in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the ETNs constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules. If the ETNs were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the ETNs an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument that has other terms and conditions similar to the ETNs, or the comparable yield. The characterization of the ETNs as contingent payment debt instruments under these rules is likely to be adverse. You should consult your tax advisor regarding the possible tax consequences of characterization of the ETNs as contingent payment debt instruments.

It is also possible that the IRS would seek to characterize the ETNs as regulated futures contracts or options that may be subject to the provisions of Code section 1256. In such case, the ETNs would be marked to market at the end of each taxable year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the ETNs for U.S. federal income tax or other tax purposes. In light of the fact that we agree to treat the ETNs as a prepaid financial contract, the balance of this discussion assumes that the ETNs will be so treated.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your ETNs for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of the ETNs that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds the ETNs, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding the ETNs, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the ETNs.

In accordance with the agreed-upon tax treatment described above, upon the sale or other taxable disposition of an ETN including a redemption or payment at maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security (generally its cost). Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at the time of disposition. Otherwise, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations.

However, even if the agreed-upon tax characterization of the ETNs (as described above) were upheld, it is possible that the IRS could assert that a reconstitution or rebalancing of the Index, the split or reverse split of the ETNs or our extension of the maturity of the ETNs (collectively, “Rebalancing”) is considered a taxable event to you. If the IRS were to prevail in treating a Rebalancing as a taxable event, you would recognize capital gain or, possibly, loss on the ETNs on the date of each Rebalancing to the extent of the difference between the fair market value of the ETNs and your adjusted basis in the ETNs at that time. Such gain or loss generally will be long-term or short-term capital gain or loss based on the U.S. Holder’s holding period at the time of the Rebalancing.

U.S. Holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described above, although the precise application of this rule is unclear at this time. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this rule to their particular situation.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year. “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the ETNs) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities). Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain. Any interest earned or deemed earned on the ETNs and any gain on sale or other taxable disposition of the ETNs will be subject to the Medicare Tax. If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the ETNs.

Non-U.S. Holders Generally

If you are a holder of the ETNs that is not a U.S. Holder (a “Non-U.S. Holder”), payments made with respect to the ETNs will not be subject to U.S. withholding tax, provided that you comply with applicable certification requirements. Any gain realized upon the sale or other disposition of the ETNs by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) if the Non-U.S. Holder is an individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected gains described in clause (i) above may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified in an applicable income tax treaty. Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the ETNs should refer to the discussion above relating to U.S. Holders.

If you are a foreign financial institution or foreign entity, you hold the ETN through a foreign financial institution or foreign entity, or you fail to comply with information reporting and certification requirements necessary for an applicable withholding agent to determine your status for purposes of the provisions of the Hiring Incentives to Restore Employment Act (the “Act”) commonly referred to as “FATCA,” a portion of any of the payments made to you may be subject to 30% withholding. We are not required to pay any additional amounts if withholding is required under the Act or otherwise.

Unrelated Business Taxable Income

A U.S. Holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the ETNs constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the ETNs should not constitute UBTI to a U.S. Holder that is a tax-exempt organization unless such U.S. Holder has incurred “debt-financing” in respect of its acquisition or ownership of the ETNs.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The ETNs may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the ETNs at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the ETNs at death.

IRS Notice and Proposed Legislation

In 2008, the IRS and Treasury Department announced that they were considering whether holders of instruments such as the ETNs should be required to accrue income during the term of the ETNs, and solicited comments from taxpayers regarding other tax aspects of holding instruments like the ETNs. Additionally, members of Congress have from time-to-time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the ETNs). These or other potential changes in law, regulations or other guidance could adversely affect the tax treatment of the ETNs and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law, regulation or guidance could affect you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and final regulations generally require individual U.S. Holders (“specified individuals”) with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.

The Act further requires that, to the extent provided in regulations, the filing requirements described above shall also apply to certain domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets (“specified domestic entities”). Pursuant to final regulations, subject to certain exceptions, a domestic corporation or domestic partnership is a specified domestic entity for any taxable year if it is closely held (within the meaning of the regulations) by a specified individual and at least 50 percent of the corporation’s or partnership’s gross income for the taxable year is passive income or at least 50 percent of the assets held by the corporation or partnership for the taxable year are assets that produce or are held for the production of passive income. Subject to certain exceptions, a domestic trust is a specified domestic entity if the trust has one or more specified persons (within the meaning of the regulations) as a current beneficiary.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder or you are a specified domestic entity. Penalties apply to any failure to file IRS Form 8938. Additionally, in the event a U.S. Holder (either a specified individual or a specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the ETNs (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the ETNs may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

ETNs may be issued and sold from time to time at a price that is higher or lower than the stated principal amount per ETN, based on the Indicative Value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs solely to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase any ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We expect to receive proceeds equal to 100% of the offering price of the ETNs sold after the Inception Date, less any commissions paid to CSSU or any other agents. For any ETNS we issue on or after the date hereof, CSSU is expected to charge a creation fee of up to approximately 0.15% times the Closing Indicative Value of such ETNs on the date on which we price such ETNs; provided, however, that CSSU may from time to time increase or decrease the creation fee.

In addition, we may from time to time purchase any outstanding ETNs in the open market or in other transactions, and we may use this pricing supplement together with the accompanying prospectus supplement and prospectus in connection with resales of some or all of the purchased ETNs in the secondary market. Broker-dealers, including our affiliates, may make a market in such ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of such ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

We have retained Janus Henderson Distributors (“JHD”) a member of the Financial Industry Regulatory Authority (“FINRA”), to provide certain services relating to the placement and marketing of the ETNs. JHD will receive all or a portion of the Daily Investor Fee in consideration for its role in marketing and placing the ETNs. The actual amount received by JHD in relation to the ETNs in a given year will depend on the number of ETNs then-outstanding. From time to time, JHD (or its predecessor) and its affiliates have, and in the future may, engage in transactions with or perform services for us for which they have been, and may be, paid customary fees. The terms of our agreement with JHD give them the right to cause an early acceleration should that agreement be terminated. JHI or its agent is responsible for computing and disseminating the Closing Indicative Value and Intraday Indicative Value.

We may deliver ETNs against payment therefore on a date that is greater than two Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade ETNs that are to be issued more than two Business Days prior to the related issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the ETNs or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the accompanying prospectus supplement.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of investment by any such employee benefit plan, plan or arrangement therein (we refer to each entity enumerated in the foregoing paragraphs (a) – (c) as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the ETNs with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available by statute or under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the Issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of the ETNs, and each fiduciary who causes any entity to purchase or hold the ETNs, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement, or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or violate any provision of Similar Law.

In addition, any purchaser that is a Plan or Non-ERISA Arrangement or that is acquiring the ETNs on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding, or disposition of the ETNs that (a) none of Credit Suisse, the Calculation Agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulation thereunder, or with respect to a Non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding, or disposition of the ETNs, or as a result of any exercise by us or our affiliates of any rights in connection with the ETNs, (b) no communication from the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser, and (c) it recognizes and agrees that any communication from the Seller to the purchaser with respect to the ETNs is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such ETNs and not a fiduciary to such purchaser.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

LEGAL MATTERS

Davis Polk & Wardwell LLP has acted as special counsel to the agent.  Milbank LLP has acted as special tax counsel to the issuer.

ANNEX A

FORM OF OFFER FOR REDEMPTION

Email: ETNOrders@velocityshares.com

The undersigned holder of VelocitySharesTM               Exchange Traded Notes due February 9, 2032 issued by Credit Suisse AG (“Credit Suisse”) CUSIP No.              (the “VelocitySharesTM ETNs”) hereby irrevocably offers to Credit Suisse for redemption the VelocitySharesTM ETNs in the amounts and on the date set forth below as described in the pricing supplement relating to the VelocitySharesTM ETNs (the “Pricing Supplement”).  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

Name:

DTC Account Number:

Ticker:

Number of VelocitySharesTM ETNs offered for redemption:

Desired valuation date:

In addition to any other requirements specified in the Pricing Supplement being satisfied, the undersigned acknowledges that the VelocitySharesTM ETNs specified above will not be redeemed unless (i) this offer for redemption is delivered to Janus Henderson Distributors on a Business Day, (ii) the Redemption Agent has responded by sending an acknowledgment of the Redemption Notice accepting the redemption request, (iii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable Early Redemption Valuation Date facing Credit Suisse AG, DTC #355, and (iv) the DTC Participant instructs DTC to deliver the DVP trade for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date, subject to postponement if such Early Redemption Valuation Date is not an Index Business Day or if a Market Disruption Event occurs or is continuing on such date).

The undersigned acknowledges that the redemption obligation is solely an obligation of Credit Suisse and Janus Henderson Distributors is acting only to facilitate the redemption for Credit Suisse.

A-1

ANNEX B

HYPOTHETICAL EXAMPLES

Example 1. This example assumes the Index increases by 477.98% with 10.21% annualized volatility in the daily change in Index levels over the relevant term.

3x Long Natural Gas ETNs

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	109.74	5.01%	9.74%	34.52%	$2.16	$132.33	9.74%	32.33%
02	104.37	5.48%	-4.89%	-12.18%	$2.09	$114.31	-4.89%	-13.62%
03	122.23	5.63%	17.11%	69.90%	$2.36	$184.57	17.11%	61.47%
04	138.52	4.80%	13.32%	48.96%	$3.27	$268.98	13.32%	45.73%
05	155.58	4.57%	12.32%	44.00%	$5.03	$380.94	12.32%	41.63%
06	189.37	4.77%	21.72%	90.38%	$7.74	$687.27	21.72%	80.41%
07	253.09	5.50%	33.64%	157.23%	$17.02	$1,654.46	33.64%	140.73%
08	280.79	5.02%	10.95%	37.46%	$30.36	$2,258.78	10.95%	36.53%
09	270.35	5.06%	-3.72%	-9.15%	$32.52	$2,018.52	-3.72%	-10.64%
10	295.24	5.60%	9.21%	29.79%	$43.74	$2,635.52	9.21%	30.57%
11	304.69	5.62%	3.20%	14.67%	$39.25	$2,907.42	3.20%	10.32%
12	331.19	5.40%	8.70%	37.86%	$55.71	$3,758.79	8.70%	29.28%
13	317.61	4.50%	-4.10%	-10.33%	$68.85	$3,303.18	-4.10%	-12.12%
14	387.27	4.73%	21.93%	91.20%	$67.16	$5,978.00	21.93%	80.98%
15	491.85	4.98%	27.00%	114.95%	$144.24	$12,268.10	27.00%	105.22%
16	514.06	4.68%	4.52%	18.37%	$233.67	$13,941.47	4.52%	13.64%
17	471.37	4.42%	-8.30%	-20.02%	$196.73	$10,720.64	-8.30%	-23.10%
18	448.43	4.53%	-4.87%	-12.02%	$162.64	$9,158.08	-4.87%	-14.58%
19	499.34	5.07%	11.35%	39.27%	$157.15	$12,674.91	11.35%	38.40%
20	577.98	4.61%	15.75%	55.96%	$264.71	$19,697.45	15.75%	55.41%

						Total Return	477.98%	19597.45%

(1) The Closing Indicative Values presented in this table are based on a hypothetical value of $100. As such, these values do not reflect the actual Closing Indicative Values of the ETNs as of the Inception Date, which were $50, nor any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

3x Inverse Natural Gas ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year- end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	109.74	5.01%	9.74%	-25.45%	$1.25	$73.34	9.74%	-26.66%
02	104.37	5.48%	-4.89%	14.78%	$1.25	$82.73	-4.89%	12.80%
03	122.23	5.63%	17.11%	-40.70%	$1.14	$49.99	17.11%	-39.58%
04	138.52	4.80%	13.32%	-32.48%	$0.76	$33.37	13.32%	-33.24%
05	155.58	4.57%	12.32%	-30.40%	$0.49	$22.84	12.32%	-31.55%
06	189.37	4.77%	21.72%	-47.31%	$0.32	$12.29	21.72%	-46.20%
07	253.09	5.50%	33.64%	-60.38%	$0.14	$5.04	33.64%	-59.01%
08	280.79	5.02%	10.95%	-27.30%	$0.07	$3.56	10.95%	-29.23%
09	270.35	5.06%	-3.72%	10.46%	$0.07	$3.87	-3.72%	8.64%
10	295.24	5.60%	9.21%	-22.92%	$0.05	$2.87	9.21%	-25.86%
11	304.69	5.62%	3.20%	-12.42%	$0.05	$2.53	3.20%	-11.92%
12	331.19	5.40%	8.70%	-26.34%	$0.04	$1.92	8.70%	-24.01%
13	317.61	4.50%	-4.10%	10.91%	$0.03	$2.10	-4.10%	9.41%
14	387.27	4.73%	21.93%	-47.92%	$0.03	$1.12	21.93%	-46.69%
15	491.85	4.98%	27.00%	-53.29%	$0.01	$0.53	27.00%	-52.63%
16	514.06	4.68%	4.52%	-16.48%	$0.01	$0.45	4.52%	-15.80%
17	471.37	4.42%	-8.30%	24.76%	$0.01	$0.56	-8.30%	25.56%
18	448.43	4.53%	-4.87%	11.43%	$0.01	$0.62	-4.87%	11.08%
19	499.34	5.07%	11.35%	-27.72%	$0.01	$0.44	11.35%	-29.67%
20	577.98	4.61%	15.75%	-35.23%	$0.01	$0.28	15.75%	-37.12%

						Total Return	477.98%	-99.72%

(1) The Closing Indicative Values presented in this table are based on a hypothetical value of $100. As such, these values do not reflect the actual Closing Indicative Values of the ETNs as of the Inception Date, which were $50, nor any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

Example 2. This example assumes the Index decreases by 67.44% with 10.10% annualized volatility in the daily change in Index levels over the relevant term.

3x Long Natural Gas ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	90.39	4.92%	-9.61%	-24.45%	$1.37	$74.32	-9.61%	-25.68%
02	77.69	4.21%	-14.05%	-36.04%	$1.11	$46.92	-14.05%	-36.86%
03	87.35	3.02%	12.43%	40.70%	$0.87	$65.49	12.43%	39.57%
04	74.30	2.99%	-14.94%	-37.50%	$0.79	$39.64	-14.94%	-39.47%
05	72.83	3.46%	-1.98%	-5.60%	$0.65	$36.81	-1.98%	-7.15%
06	64.19	3.37%	-11.86%	-30.43%	$0.42	$24.74	-11.86%	-32.79%
07	61.89	3.42%	-3.58%	-7.38%	$0.38	$21.81	-3.58%	-11.82%
08	53.73	3.41%	-13.18%	-33.23%	$0.36	$14.04	-13.18%	-35.66%
09	53.90	3.13%	0.32%	0.65%	$0.23	$13.90	0.32%	-1.00%
10	47.05	3.69%	-12.71%	-33.83%	$0.19	$9.12	-12.71%	-34.34%
11	42.97	3.90%	-8.67%	-22.14%	$0.12	$6.88	-8.67%	-24.54%
12	36.83	4.30%	-14.29%	-38.65%	$0.10	$4.32	-14.29%	-37.19%
13	43.33	4.07%	17.65%	62.86%	$0.10	$7.00	17.65%	61.84%
14	40.43	3.53%	-6.69%	-19.47%	$0.10	$5.61	-6.69%	-19.80%
15	37.88	3.23%	-6.31%	-18.16%	$0.08	$4.55	-6.31%	-18.91%
16	36.11	2.97%	-4.67%	-12.58%	$0.08	$3.90	-4.67%	-14.42%
17	32.83	3.33%	-9.08%	-23.73%	$0.06	$2.87	-9.08%	-26.23%
18	35.77	3.35%	8.96%	25.05%	$0.05	$3.66	8.96%	27.43%
19	30.57	3.27%	-14.54%	-37.57%	$0.06	$2.25	-14.54%	-38.50%
20	32.56	3.29%	6.51%	21.55%	$0.04	$2.67	6.51%	18.61%

						Total Return	-67.44%	-97.33%

(1) The Closing Indicative Values presented in this table are based on a hypothetical value of $100. As such, these values do not reflect the actual Closing Indicative Values of the ETNs as of the Inception Date, which were $50, nor any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

3x Inverse Natural Gas ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	90.39	4.92%	-9.61%	34.89%	$1.99	$132.69	-9.61%	32.69%
02	77.69	4.21%	-14.05%	55.07%	$2.47	$201.52	-14.05%	51.87%
03	87.35	3.02%	12.43%	-31.37%	$2.90	$134.89	12.43%	-33.06%
04	74.30	2.99%	-14.94%	55.21%	$3.00	$209.18	-14.94%	55.07%
05	72.83	3.46%	-1.98%	3.04%	$3.46	$211.98	-1.98%	1.34%
06	64.19	3.37%	-11.86%	38.27%	$5.19	$293.47	-11.86%	38.45%
07	61.89	3.42%	-3.58%	4.43%	$5.08	$311.40	-3.58%	6.11%
08	53.73	3.41%	-13.18%	44.65%	$5.23	$452.21	-13.18%	45.22%
09	53.90	3.13%	0.32%	-4.59%	$7.19	$424.39	0.32%	-6.15%
10	47.05	3.69%	-12.71%	47.25%	$8.35	$609.24	-12.71%	43.56%
11	42.97	3.90%	-8.67%	26.24%	$12.03	$767.71	-8.67%	26.01%
12	36.83	4.30%	-14.29%	62.91%	$15.01	$1,181.84	-14.29%	53.94%
13	43.33	4.07%	17.65%	-39.16%	$14.69	$699.65	17.65%	-40.80%
14	40.43	3.53%	-6.69%	21.17%	$13.50	$823.57	-6.69%	17.71%
15	37.88	3.23%	-6.31%	19.16%	$14.83	$958.11	-6.31%	16.34%
16	36.11	2.97%	-4.67%	12.50%	$15.22	$1,065.25	-4.67%	11.18%
17	32.83	3.33%	-9.08%	26.12%	$19.92	$1,343.76	-9.08%	26.15%
18	35.77	3.35%	8.96%	-22.35%	$21.69	$990.71	8.96%	-26.27%
19	30.57	3.27%	-14.54%	55.85%	$17.94	$1,515.85	-14.54%	53.01%
20	32.56	3.29%	6.51%	-20.87%	$24.45	$1,189.14	6.51%	-21.55%

						Total Return	-67.44%	1089.14%

(1) The Closing Indicative Values presented in this table are based on a hypothetical value of $100. As such, these values do not reflect the actual Closing Indicative Values of the ETNs as of the Inception Date, which were $50, nor any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

Example 3. This example assumes the Index increases by 3973.34% with 60.53% annualized volatility in the daily change in Index levels over the relevant term.

3x Long Natural Gas ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	188.36	5.58%	88.36%	128.51%	$4.50	$224.78	88.36%	124.78%
02	215.66	5.27%	14.49%	-49.20%	$4.24	$133.70	14.49%	-40.52%
03	335.67	4.59%	55.65%	20.69%	$8.89	$180.26	55.65%	34.82%
04	158.43	4.17%	-52.80%	-96.58%	$1.73	$6.13	-52.80%	-96.60%
05	74.70	4.60%	-52.85%	-96.51%	$0.04	$0.21	-52.85%	-96.57%
06	31.32	5.39%	-58.07%	-97.46%	$0.00	$0.00	-58.07%	-97.69%
07	52.63	5.51%	68.03%	96.16%	$0.00	$0.01	68.03%	71.53%
08	34.20	4.99%	-35.02%	-93.12%	$0.00	$0.00	-35.02%	-92.92%
09	85.79	5.41%	150.88%	541.77%	$0.00	$0.00	150.88%	531.24%
10	131.01	6.52%	52.71%	11.93%	$0.00	$0.00	52.71%	11.07%
11	168.71	5.48%	28.78%	-25.30%	$0.00	$0.00	28.78%	-30.64%
12	867.35	4.41%	414.10%	3096.25%	$0.00	$0.12	414.10%	4114.87%
13	878.95	2.78%	1.34%	-64.82%	$0.00	$0.03	1.34%	-73.68%
14	1168.16	2.31%	32.90%	-29.40%	$0.00	$0.02	32.90%	-34.54%
15	911.00	2.58%	-22.01%	-85.14%	$0.00	$0.00	-22.01%	-83.33%
16	493.33	3.20%	-45.85%	-95.09%	$0.00	$0.00	-45.85%	-94.81%
17	450.78	3.02%	-8.62%	-77.88%	$0.00	$0.00	-8.62%	-76.20%
18	898.54	3.56%	99.33%	109.09%	$0.00	$0.00	99.33%	194.07%
19	1995.54	3.46%	122.09%	236.25%	$0.00	$0.00	122.09%	242.54%
20	4073.34	2.27%	104.12%	257.04%	$0.00	$0.00	104.12%	220.47%

						Total Return	3973.34%	-100.00%

(1) The Closing Indicative Values presented in this table are based on a hypothetical value of $100.

As such, these values do not reflect the actual Closing Indicative Values of the ETNs as of the Inception Date, which were $50, nor any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

3x Inverse Natural Gas ETNs

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	188.36	5.58%	88.36%	-98.55%	$0.45	$1.43	88.36%	-98.57%
02	215.66	5.27%	14.49%	-88.82%	$0.01	$0.14	14.49%	-90.52%
03	335.67	4.59%	55.65%	-96.34%	$0.00	$0.00	55.65%	-96.78%
04	158.43	4.17%	-52.80%	-16.57%	$0.00	$0.00	-52.80%	-18.81%
05	74.70	4.60%	-52.85%	-0.14%	$0.00	$0.00	-52.85%	-1.79%
06	31.32	5.39%	-58.07%	18.79%	$0.00	$0.00	-58.07%	31.44%
07	52.63	5.51%	68.03%	-97.78%	$0.00	$0.00	68.03%	-97.51%
08	34.20	4.99%	-35.02%	-73.83%	$0.00	$0.00	-35.02%	-75.38%
09	85.79	5.41%	150.88%	-99.09%	$0.00	$0.00	150.88%	-99.11%
10	131.01	6.52%	52.71%	-97.69%	$0.00	$0.00	52.71%	-97.75%
11	168.71	5.48%	28.78%	-95.45%	$0.00	$0.00	28.78%	-95.24%
12	867.35	4.41%	414.10%	-99.92%	$0.00	$0.00	414.10%	-99.94%
13	878.95	2.78%	1.34%	-96.09%	$0.00	$0.00	1.34%	-94.39%
14	1168.16	2.31%	32.90%	-97.13%	$0.00	$0.00	32.90%	-96.99%
15	911.00	2.58%	-22.01%	-71.04%	$0.00	$0.00	-22.01%	-74.64%
16	493.33	3.20%	-45.85%	-28.83%	$0.00	$0.00	-45.85%	-34.61%
17	450.78	3.02%	-8.62%	-86.83%	$0.00	$0.00	-8.62%	-88.07%
18	898.54	3.56%	99.33%	-97.99%	$0.00	$0.00	99.33%	-98.54%
19	1995.54	3.46%	122.09%	-99.14%	$0.00	$0.00	122.09%	-99.18%
20	4073.34	2.27%	104.12%	-98.65%	$0.00	$0.00	104.12%	-98.54%

						Total Return	3973.34%	-100.00%

(1) The Closing Indicative Values presented in this table are based on a hypothetical value of $100.

As such, these values do not reflect the actual Closing Indicative Values of the ETNs as of the Inception Date, which were $50, nor any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

Example 4. This example assumes the Index decreases by 98.89% with 49.69% annualized volatility in the daily change in Index levels over the relevant term.

3x Long Natural Gas ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	44.21	3.30%	-55.79%	-96.33%	$0.72	$3.61	-55.79%	-96.39%
02	35.88	3.42%	-18.85%	-74.51%	$0.05	$0.94	-18.85%	-73.95%
03	34.53	2.64%	-3.76%	-55.63%	$0.01	$0.43	-3.76%	-54.67%
04	18.35	2.74%	-46.86%	-93.43%	$0.00	$0.03	-46.86%	-93.19%
05	16.25	2.59%	-11.42%	-68.67%	$0.00	$0.01	-11.42%	-69.19%
06	14.11	2.97%	-13.20%	-72.20%	$0.00	$0.00	-13.20%	-72.31%
07	7.82	3.44%	-44.60%	-93.00%	$0.00	$0.00	-44.60%	-92.07%
08	6.55	4.17%	-16.20%	-69.12%	$0.00	$0.00	-16.20%	-71.86%
09	5.68	4.16%	-13.21%	-69.96%	$0.00	$0.00	-13.21%	-70.46%
10	13.53	4.06%	138.03%	537.37%	$0.00	$0.00	138.03%	555.09%
11	10.98	2.85%	-18.87%	-71.34%	$0.00	$0.00	-18.87%	-74.57%
12	11.53	2.96%	5.00%	-34.56%	$0.00	$0.00	5.00%	-39.31%
13	13.91	2.79%	20.71%	-9.48%	$0.00	$0.00	20.71%	-19.41%
14	9.89	2.39%	-28.89%	-78.20%	$0.00	$0.00	-28.89%	-82.62%
15	7.44	2.75%	-24.75%	-82.42%	$0.00	$0.00	-24.75%	-81.17%
16	3.91	2.01%	-47.49%	-93.94%	$0.00	$0.00	-47.49%	-93.51%
17	5.60	1.68%	43.36%	36.17%	$0.00	$0.00	43.36%	36.20%
18	3.98	2.13%	-29.03%	-82.68%	$0.00	$0.00	-29.03%	-83.01%
19	3.22	2.41%	-19.03%	-74.60%	$0.00	$0.00	-19.03%	-76.71%
20	1.11	2.29%	-65.39%	-97.97%	$0.00	$0.00	-65.39%	-98.14%

						Total Return	-98.89%	-100.00%

(1) The Closing Indicative Values presented in this table are based on a hypothetical value of $100

As such, these values do not reflect the actual Closing Indicative Values of the ETNs as of the Inception Date, which were $50, nor any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

3x Inverse Natural Gas ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	44.21	3.30%	-55.79%	119.05%	$2.22	$215.48	-55.79%	115.48%
02	35.88	3.42%	-18.85%	-54.87%	$1.76	$92.13	-18.85%	-57.24%
03	34.53	2.64%	-3.76%	-68.87%	$0.86	$27.19	-3.76%	-70.49%
04	18.35	2.74%	-46.86%	56.44%	$0.67	$39.80	-46.86%	46.38%
05	16.25	2.59%	-11.42%	-70.15%	$0.26	$11.68	-11.42%	-70.65%
06	14.11	2.97%	-13.20%	-71.50%	$0.11	$3.27	-13.20%	-72.05%
07	7.82	3.44%	-44.60%	44.90%	$0.04	$4.11	-44.60%	25.81%
08	6.55	4.17%	-16.20%	-66.31%	$0.02	$1.48	-16.20%	-64.02%
09	5.68	4.16%	-13.21%	-68.32%	$0.01	$0.46	-13.21%	-68.84%
10	13.53	4.06%	138.03%	-98.38%	$0.00	$0.01	138.03%	-98.48%
11	10.98	2.85%	-18.87%	-61.22%	$0.00	$0.00	-18.87%	-57.22%
12	11.53	2.96%	5.00%	-78.09%	$0.00	$0.00	5.00%	-77.09%
13	13.91	2.79%	20.71%	-89.41%	$0.00	$0.00	20.71%	-88.37%
14	9.89	2.39%	-28.89%	-49.61%	$0.00	$0.00	-28.89%	-35.31%
15	7.44	2.75%	-24.75%	-46.68%	$0.00	$0.00	-24.75%	-51.54%
16	3.91	2.01%	-47.49%	62.45%	$0.00	$0.00	-47.49%	47.83%
17	5.60	1.68%	43.36%	-92.43%	$0.00	$0.00	43.36%	-92.68%
18	3.98	2.13%	-29.03%	-33.98%	$0.00	$0.00	-29.03%	-34.45%
19	3.22	2.41%	-19.03%	-66.11%	$0.00	$0.00	-19.03%	-64.07%
20	1.11	2.29%	-65.39%	372.07%	$0.00	$0.00	-65.39%	403.74%

						Total Return	-98.89%	-100.00%

(1) The Closing Indicative Values presented in this table are based on a hypothetical value of $100

As such, these values do not reflect the actual Closing Indicative Values of the ETNs as of the Inception Date, which were $50, nor any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

Credit Suisse AG,

Acting through its Nassau Branch

Exchange Traded Notes

due February 9, 2032

June 18, 2020

Credit Suisse